EXECUTION COPY - ARIZONA
                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

             AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

            (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

            (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

            (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

            (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

            (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

            (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

            (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

            (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

            (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

            (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

            (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

            (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

            (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4   Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $5,839,310 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $145,982,761 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $30,992,400. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $30,992,400 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $14,127,364, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c)   Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.
\      Schedule 4.2.9(b) identifies (i) each interconnection agreement between
Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area, or (ii) to Seller's Knowledge, situated in a site or study area that is covered by the Environmental Quality Act, Ariz. Rev. Stat., Tit. 49, Ch 281-287, as amended.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

                  (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

                  (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

                  (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

                  (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in
Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

                  (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

                  (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

            5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

            5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1   Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2   Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

            7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

         Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller: U S WEST Communications, Inc.
                          1801 California Street, Suite 5100
                          Denver, Colorado 80202
                          Attention: Law Department, Strategic
                                       Transactions Group
                          Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                          Brownstein Hyatt & Farber, P.C.
                          410 Seventeenth Street, Suite 2200
                          Denver, Colorado 80202
                          Attention: Jeffrey M. Knetsch
                          Facsimile: (303) 223-1111

            If to Buyer:  Citizens Utilities Company
                          High Ridge Park
                          Stamford, Connecticut 06906
                          Attention: Donald P. Weinstein
                          Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                          Citizens Utilities Company
                          High Ridge Park
                          Stamford, Connecticut 06906
                          Attention: L. Russell Mitten, II., Esq.
                          Facsimile: (203) 614-4651

                          and

                          Fleischman and Walsh, L.L.P.
                          1400 Sixteenth Street, N.W.
                          Sixth Floor
                          Washington, DC 20036
                          Attention: Jeffry L. Hardin
                          Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                        BUYER:

                                        CITIZENS UTILITIES COMPANY


                                        By:
                                           ------------------------------------
                                           Leonard Tow
                                           Chairman and Chief Executive Officer

                                        SELLER:

                                        U S WEST COMMUNICATIONS, INC.


                                        By:
                                           ------------------------------------
                                           Solomon D. Trujillo
                                           President and Chief Executive Officer

                                                       EXECUTION COPY - COLORADO

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

             AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                  (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                  (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                  (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $5,839,310 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $145,982,761 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $30,992,400. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $30,992,400 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $14,127,364, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

            2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

        4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area, or (ii) to Seller's Knowledge, situated in a site or study area that is covered by the Hazardous Waste Sites Act, C.R.S. Sections 25-16-101 et seq., as amended, the Water Quality Control Act, C.R.S. Sections 25-8-101 et seq., or the Hazardous Waste Management Act, C.R.S. Sections 25-12-101 et seq.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

            5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

            5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

            7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9
\                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

  "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller: U S WEST Communications, Inc.
                          1801 California Street, Suite 5100
                          Denver, Colorado 80202
                          Attention: Law Department, Strategic
                                       Transactions Group
                          Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                          Brownstein Hyatt & Farber, P.C.
                          410 Seventeenth Street, Suite 2200
                          Denver, Colorado 80202
                          Attention: Jeffrey M. Knetsch
                          Facsimile: (303) 223-1111

            If to Buyer:  Citizens Utilities Company
                          High Ridge Park
                          Stamford, Connecticut 06906
                          Attention: Donald P. Weinstein
                          Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                          Citizens Utilities Company
                          High Ridge Park
                          Stamford, Connecticut 06906
                          Attention: L. Russell Mitten, II., Esq.
                          Facsimile: (203) 614-4651

                          and

                          Fleischman and Walsh, L.L.P.
                          1400 Sixteenth Street, N.W.
                          Sixth Floor
                          Washington, DC 20036
                          Attention: Jeffry L. Hardin
                          Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.


                                 BUYER:

                                 CITIZENS UTILITIES COMPANY


                                 By:_______________________________________
                                    Leonard Tow
                                    Chairman and Chief Executive Officer

                                 SELLER:

                                 U S WEST COMMUNICATIONS, INC.


                                 By:_______________________________________
                                    Solomon D. Trujillo
                                    President and Chief Executive Officer

                                                          EXECUTION COPY - IDAHO

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

             AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                  (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                  (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                  (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $4,916,706 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $122,917,650 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $17,837,100. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $17,837,100 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $11,895,256, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

        4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

        4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18  Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

        5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

            7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller: U S WEST Communications, Inc.
                          1801 California Street, Suite 5100
                          Denver, Colorado 80202
                          Attention: Law Department, Strategic
                                         Transactions Group
                          Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                          Brownstein Hyatt & Farber, P.C.
                          410 Seventeenth Street, Suite 2200
                          Denver, Colorado 80202
                          Attention: Jeffrey M. Knetsch
                          Facsimile: (303) 223-1111

            If to Buyer:  Citizens Utilities Company
                          High Ridge Park
                          Stamford, Connecticut 06906
                          Attention: Donald P. Weinstein
                          Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                          Citizens Utilities Company
                          High Ridge Park
                          Stamford, Connecticut 06906
                          Attention: L. Russell Mitten, II., Esq.
                          Facsimile: (203) 614-4651

                          and

                          Fleischman and Walsh, L.L.P.
                          1400 Sixteenth Street, N.W.
                          Sixth Floor
                          Washington, DC 20036
                          Attention: Jeffry L. Hardin
                          Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.


                                    BUYER:

                                    CITIZENS UTILITIES COMPANY


                                    By:_______________________________________
                                       Leonard Tow
                                       Chairman and Chief Executive Officer

                                    SELLER:

                                    U S WEST COMMUNICATIONS, INC.


                                    By:_______________________________________
                                       Solomon D. Trujillo
                                       President and Chief Executive Officer

                                                           EXECUTION COPY - IOWA

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

            AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                  (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                  (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                  (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $5,348,887 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $133,722,180 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $25,762,500. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $25,762,500 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $12,940,856, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area, or (ii) to Seller's Knowledge, situated in a site or study area that is covered by the Environmental Quality Control Act, Iowa Code Ch. 381-397 and 455B 423-431, as amended, or the Groundwater Protection Act, Iowa Code Ch. 455E, as amended.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

      7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller:     U S WEST Communications, Inc.
                              1801 California Street, Suite 5100
                              Denver, Colorado 80202
                              Attention: Law Department, Strategic
                                         Transactions Group
                              Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                              Brownstein Hyatt & Farber, P.C.
                              410 Seventeenth Street, Suite 2200
                              Denver, Colorado 80202
                              Attention: Jeffrey M. Knetsch
                              Facsimile: (303) 223-1111

            If to Buyer:      Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: Donald P. Weinstein
                              Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                              Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: L. Russell Mitten, II., Esq.
                              Facsimile: (203) 614-4651

                              and

                              Fleischman and Walsh, L.L.P.
                              1400 Sixteenth Street, N.W.
                              Sixth Floor
                              Washington, DC 20036
                              Attention: Jeffry L. Hardin
                              Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                    BUYER:

                                    CITIZENS UTILITIES COMPANY

                                    By:_______________________________________
                                       Leonard Tow
                                       Chairman and Chief Executive Officer


                                    SELLER:

                                    U S WEST COMMUNICATIONS, INC.

                                    By:_______________________________________
                                       Solomon D. Trujillo
                                       President and Chief Executive Officer

                                                      EXECUTION COPY - MINNESOTA

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

             AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                  (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                  (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                  (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $5,348,887 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $133,722,180 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $25,762,500. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $25,762,500 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $12,940,856, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area, or (ii) to Seller's Knowledge, situated in a site or study area that is covered by the Environmental Quality Control Act, Iowa Code Ch. 381-397 and 455B 423-431, as amended, or the Groundwater Protection Act, Iowa Code Ch. 455E, as amended.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the \
customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

      7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller:     U S WEST Communications, Inc.
                              1801 California Street, Suite 5100
                              Denver, Colorado 80202
                              Attention: Law Department, Strategic
                                         Transactions Group
                              Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                              Brownstein Hyatt & Farber, P.C.
                              410 Seventeenth Street, Suite 2200
                              Denver, Colorado 80202
                              Attention: Jeffrey M. Knetsch
                              Facsimile: (303) 223-1111

            If to Buyer:      Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: Donald P. Weinstein
                              Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                              Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: L. Russell Mitten, II., Esq.
                              Facsimile: (203) 614-4651

                              and

                              Fleischman and Walsh, L.L.P.
                              1400 Sixteenth Street, N.W.
                              Sixth Floor
                              Washington, DC 20036
                              Attention: Jeffry L. Hardin
                              Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                    BUYER:

                                    CITIZENS UTILITIES COMPANY

                                    By:________________________________________
                                       Leonard Tow
                                       Chairman and Chief Executive Officer


                                    SELLER:

                                    U S WEST COMMUNICATIONS, INC.

                                    By:________________________________________
                                       Solomon D. Trujillo
                                       President and Chief Executive Officer

                                                        EXECUTION COPY - MONTANA

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

             AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                  (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                  (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                  (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $1,127,732 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $28,193,295 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $8,054,100. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $8,054,100 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $2,728,383, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:\
                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area, or (ii) to Seller's Knowledge, situated in a site or study area that is covered by the Comprehensive Environmental Cleanup and Responsibility Act, Mont. Code Ann. Sections 75-10-701 through -738, as amended.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

      7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

      If to Seller:     U S WEST Communications, Inc.
                        1801 California Street, Suite 5100
                        Denver, Colorado 80202
                        Attention: Law Department, Strategic
                                    Transactions Group
                        Facsimile: (303) 308-0835

      with a copy (which shall not constitute notice) to:

                        Brownstein Hyatt & Farber, P.C.
                        410 Seventeenth Street, Suite 2200
                        Denver, Colorado 80202
                        Attention: Jeffrey M. Knetsch
                        Facsimile: (303) 223-1111

      If to Buyer:      Citizens Utilities Company
                        High Ridge Park
                        Stamford, Connecticut 06906
                        Attention: Donald P. Weinstein
                        Facsimile: (203) 614-4625

     with a copy (which shall not constitute notice) to:

                        Citizens Utilities Company
                        High Ridge Park
                        Stamford, Connecticut 06906
                        Attention: L. Russell Mitten, II., Esq.
                        Facsimile: (203) 614-4651

                        and

                        Fleischman and Walsh, L.L.P.
                        1400 Sixteenth Street, N.W.
                        Sixth Floor
                        Washington, DC 20036
                        Attention: Jeffry L. Hardin
                        Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                    BUYER:

                                    CITIZENS UTILITIES COMPANY

                                    By: ________________________________________
                                        Leonard Tow
                                        Chairman and Chief Executive Officer


                                    SELLER:

                                    U S WEST COMMUNICATIONS, INC.

                                    By: ________________________________________
                                        Solomon D. Trujillo
                                        President and Chief Executive Officer

                                                       EXECUTION COPY - NEBRASKA

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

             AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

            (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

            (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

            (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

            (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

            (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

            (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

            (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

            (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

            (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

            (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

            (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

            (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

            (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $782,400 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $19,560,000 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $8,013,600. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $8,013,600 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

            (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

            (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $1,892,903, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

            (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

            (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                    ARTICLE 3

                                   CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12 Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii) "Year 2000 Compliant" means:

            1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

            2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

            3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

            4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

            5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

            6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area, or (ii) to Seller's Knowledge, situated in a site or study area that is covered by Volume 8, Title 118, Title 119, Title 122 or Title 128 of the Nebraska Administrative Rules and Regulations, as amended.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b) From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                    ARTICLE 6

                                   TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                    ARTICLE 7

                              POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

            7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                    ARTICLE 8

                                   ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                   ARTICLE 10

                               CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:\
      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                   ARTICLE 11

                                     GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller: U S WEST Communications, Inc.
                          1801 California Street, Suite 5100
                          Denver, Colorado 80202
                          Attention: Law Department, Strategic
                                     Transactions Group
                          Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                          Brownstein Hyatt & Farber, P.C.
                          410 Seventeenth Street, Suite 2200
                          Denver, Colorado 80202
                          Attention: Jeffrey M. Knetsch
                          Facsimile: (303) 223-1111

            If to Buyer: Citizens Utilities Company
                         High Ridge Park
                         Stamford, Connecticut 06906
                         Attention: Donald P. Weinstein
                         Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                         Citizens Utilities Company
                         High Ridge Park
                         Stamford, Connecticut 06906
                         Attention: L. Russell Mitten, II., Esq.
                         Facsimile: (203) 614-4651

                         and

                         Fleischman and Walsh, L.L.P.
                         1400 Sixteenth Street, N.W.
                         Sixth Floor
                         Washington, DC 20036
                         Attention: Jeffry L. Hardin
                         Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                        BUYER:

                                        CITIZENS UTILITIES COMPANY

                                        By:_____________________________________
                                           Leonard Tow
                                           Chairman and Chief Executive Officer


                                        SELLER:

                                        U S WEST COMMUNICATIONS, INC.

                                        By:_____________________________________
                                           Solomon D. Trujillo
                                           President and Chief Executive Officer

                                                 EXECUTION COPY - NORTH DAKOTA

                                    AGREEMENT

                                       For

                                PURCHASE AND SALE

                                       of

                               TELEPHONE EXCHANGES

                            Dated as of June 16, 1999

                                     Between

                           CITIZENS UTILITIES COMPANY

                                       And

                          U S WEST COMMUNICATIONS, INC.

            AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                 (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                  (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                  (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4   Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $1,589,568 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $39,739,200 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $11,191,500. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $11,191,500 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $3,845,729, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c)   Dispute Resolution Mechanism.

                  (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                   ARTICLE 2

                                    CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                   ARTICLE 3

                                  CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi) an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12  Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii)  "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date
      Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15      Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18  Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                   ARTICLE 5

                                   COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11  Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3 Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b)   From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                   ARTICLE 6

                                  TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.
            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                   ARTICLE 7

                             POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

            7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                   ARTICLE 8

                                  ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                   ARTICLE 9

                                INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                  ARTICLE 10

                              CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                  ARTICLE 11

                                    GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller:     U S WEST Communications, Inc.
                              1801 California Street, Suite 5100
                              Denver, Colorado 80202
                              Attention: Law Department, Strategic
                                    Transactions Group
                              Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                              Brownstein Hyatt & Farber, P.C.
                              410 Seventeenth Street, Suite 2200
                              Denver, Colorado 80202
                              Attention: Jeffrey M. Knetsch
                              Facsimile: (303) 223-1111

            If to Buyer:      Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: Donald P. Weinstein
                              Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                              Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: L. Russell Mitten, II., Esq.
                              Facsimile: (203) 614-4651

                              and

                              Fleischman and Walsh, L.L.P.
                              1400 Sixteenth Street, N.W.
                              Sixth Floor
                              Washington, DC 20036
                              Attention: Jeffry L. Hardin
                              Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                   * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                    BUYER:

                                    CITIZENS UTILITIES COMPANY


                                    By:
                                       ----------------------------------
                                        Leonard Tow
                                        Chairman and Chief Executive Officer

                                    SELLER:

                                    U S WEST COMMUNICATIONS, INC.


                                    By:
                                       ----------------------------------
                                        Solomon D. Trujillo
                                        President and Chief Executive Officer

                                                       EXECUTION COPY -- WYOMING

                                   AGREEMENT

                                      For

                               PURCHASE AND SALE

                                      of

                              TELEPHONE EXCHANGES

                           Dated as of June 16, 1999

                                    Between

                          CITIZENS UTILITIES COMPANY

                                      And

                         U S WEST COMMUNICATIONS, INC.

            AGREEMENT FOR PURCHASE AND SALE OF TELEPHONE EXCHANGES

      This Agreement for Purchase and Sale of Telephone Exchanges is made and entered into as of June 16, 1999 by and between U S WEST Communications, Inc., a Colorado corporation ("Seller"), and Citizens Utilities Company, a Delaware corporation ("Buyer").

      A. Seller possesses certain rights to provide and operate wireline telecommunication services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and owns certain assets used to provide such services in the telephone exchanges listed on Exhibit A hereto and in any cross-border communities served by such exchanges (the "Exchanges").

      B. Buyer desires to acquire Seller's right to provide and operate wireline telecommunication services and related non-tariffed or non-regulated wireline services and products in the Exchanges (the "Business") and to purchase the Transferred Assets (as defined below), and Seller wishes to sell, assign and transfer such right and assets to Buyer.

      C. Each defined term used herein shall have the meaning set forth in this Agreement where such term is first used or, if no definition is so set forth, shall have the meaning set forth in Article 10 below.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF EXCHANGES

      1.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 2, Seller agrees to sell, convey, transfer, assign and deliver all of the Transferred Assets to Buyer, and Buyer agrees to purchase and receive the Transferred Assets from Seller. Except as specifically set forth in Section 1.2 hereof, Seller shall transfer the Transferred Assets to Buyer on the Closing Date free and clear of all Encumbrances, and Buyer shall not, by virtue of its purchase of the Transferred Assets, assume or become responsible for any debts, liabilities or obligations of Seller.

      1.2 Assumption of Obligations. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit

B hereto (the "Assumption Agreement") pursuant to which it will assume and agree to perform and discharge the following liabilities and obligations of Seller to the extent related to the Exchanges (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller arising under the Operating Contracts, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Operating Contracts occurring or arising or accruing on or prior to the Closing Date;

                  (ii) All liabilities and obligations of Seller related to unperformed service obligations, right-of-way relocation obligations and construction in progress as of the Closing Date;

                  (iii) All liabilities and obligations imposed on Seller by State Regulatory Authorities in connection with the operation of the Exchanges, including without limitation obligations to provide 911 emergency services and to make any investment in the Exchanges required by any Governmental Authority, except that Buyer shall not assume any liabilities or obligations, other than held order or other service obligations, imposed on Seller by State Regulatory Authorities that arise out of Seller's breach of any decision by the State Regulatory Authorities, or any intentional misconduct or material misrepresentation by Seller;

                  (iv) All federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder, excluding any income tax liability of Seller (collectively, "Transfer Taxes"); and

                  (v) All liabilities and obligations arising under Environmental Laws with respect to the real property included in the Transferred Assets.

      1.3 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller with respect to the Business (collectively, the "Retained Liabilities"):

                  (i) Subject to Section 1.5, all trade payables and other payment obligations of Seller as of the Closing Date;

                  (ii) All long-term debt of Seller and debt of Seller owed to any one or more of its Affiliates;

                   (iii) Subject to Section 1.5, all taxes and assessments relating to the operation of the Business (other than Transfer Taxes) on or before the Closing Date for the use, ownership or operation of the Transferred Assets on or before the Closing Date;

                  (iv) All liabilities and obligations arising on or before the Closing Date with respect to Seller's employees that may be hired by Buyer (the "Hired Employees"), including (a) all liabilities, responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (b) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date with respect to the Hired Employees;

                  (v) All liabilities, responsibilities and obligations arising out of or related to any actions, lawsuits or legal proceedings based on facts, circumstances or conditions arising, existing or occurring on or before the effective time of Closing, regardless of whether known or unknown, asserted or unasserted, as of the Closing, including any liability under any claim (whether made on or before the Closing Date) relating to the period ending on or before the effective time of Closing which, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workers' compensation claims incurred but not reported as of the effective time of Closing and workers' compensation claims reported as of the Closing Date but not then due or payable, but expressly excluding any such liability, responsibility or obligation for litigation or claims of any Governmental Authority relating to liabilities and obligations arising under Environmental Laws with respect to the Fee Realty included in the Transferred Assets, unless such liabilities, responsibilities and obligations result from the actions or omissions of Buyer constituting breaches of this Agreement;

                  (vi) All liabilities and obligations for prior period adjustments of revenues from the Business, for any refunds or bill credits to ratepayers for overbillings or overearnings occurring or relating to the period prior to the effective time of Closing, and for all toll revenues, settlements, pools, separations studies or similar activities relating to the Exchanges for which Seller is responsible, provided that such liabilities and obligations are asserted within four years of the Closing Date;

                  (vii) All liabilities, responsibilities and obligations arising out of or occurring or resulting from the use or ownership of the Transferred Assets on or before the Closing Date; and

                   (viii) All liabilities, responsibilities and obligations with respect to the Excluded Assets.

      1.4 Letters of Credit and Purchase Price.

            1.4.1 Letters of Credit. Within 15 business days of the date hereof, Buyer shall deliver to Seller one or more irrevocable letters of credit issued by financial institutions reasonably acceptable to Seller (the "Letters of Credit") providing for drawings in an aggregate principal amount equal to $713,900 (the "LC Amount"). The Letters of Credit shall be returned to Buyer upon the Closing of the Transactions or upon termination of this Agreement for any reason other than the following: (i) Seller's termination of this Agreement pursuant to Section 6.2.4 or 6.2.5, or (ii) Seller's termination of this Agreement pursuant to Section 6.2.1 because the condition precedent set forth in
Section 3.2.1 becomes incapable of satisfaction through no fault of Seller after Buyer has had a reasonable opportunity to cause such condition precedent to be satisfied. In addition, if Seller terminates this Agreement pursuant to Section
6.2.4 as a result of Buyer's breach of Section 4.1.4 for any reason, Buyer and Seller have mutually agreed that in addition to Seller's right to draw down the full amount of the Letters of Credit, Buyer shall be liable to Seller for an additional amount equal to the LC Amount. If Buyer fails to deliver the Letters of Credit within 15 business days of the date hereof, and Seller thereafter terminates this Agreement pursuant to Section 6.2.4 as a result thereof, Buyer shall be liable to Seller for the LC Amount. In the event that Seller terminates this Agreement for any of the foregoing reasons, in view of the difficulty of determining the amount of damages which may result to Seller from such failure to consummate the Transactions, Buyer and Seller have mutually agreed that the proceeds of the Letters of Credit and any other monies payable to Seller in accordance with the foregoing provisions shall be retained by Seller as liquidated damages, and not as a penalty, and this Agreement shall thereafter become null and void except for those provisions which by their terms survive termination of this Agreement. The parties have agreed that the proceeds of the Letters of Credit and such other monies payable to Seller in accordance with the foregoing provisions in such event shall be Seller's exclusive remedy.

            1.4.2 Purchase Price. Subject to Section 1.4.4, Buyer shall pay to Seller as consideration for the transfer of Seller's rights with respect to the Business and the sale of the Transferred Assets an aggregate purchase price (the "Purchase Price") consisting of $17,847,494 plus (a) the estimated amount of Exchange Investments, if any, calculated pursuant to Section 1.4.3(a) (the "Estimated Exchange Investments") less (b) the Revenue Adjustment, if any calculated pursuant to Section 1.4.3(b). The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller shall designate within a reasonable time prior to Closing and the Letters of Credit shall be returned to Buyer upon payment of the Purchase Price.

            1.4.3 Closing Date Purchase Price Adjustments.

            (a) Estimated Exchange Investments. Seller shall prepare and deliver to Buyer, no less than five business days prior to the Closing, an estimate of the net book value on the Closing Date associated with any investment by Seller in the Exchanges (the "Exchange Investment") prior to Closing required by any Governmental Authority pursuant to an order issued between the date hereof and the Closing Date, other than with respect to investments contemplated by
Schedule 5.2.3(iii) or with respect to Seller's efforts to comply with any Governmental Authority's orders issued prior to the date hereof.

            (b) Revenue Adjustment. The Purchase Price shall be decreased if the product of four times the aggregate revenues from the Business, as reported on the monthly profit and loss statements for the Business for the three full consecutive calendar months most recently completed prior to the Closing Date, less any portion of such revenues attributable to the Excluded Assets (the "Adjusted Annualized Closing Revenues"), are less than $3,878,100. Any decrease in the Purchase Price in accordance with this Section 1.4.3(b) shall be equal to the difference between the Adjusted Annualized Closing Revenues and $3,878,100 multiplied by 400% (the "Revenue Adjustment"); provided, that the Purchase Price shall not be decreased pursuant to this Section 1.4.3(b) to the extent that the Maximum Adjustment Amount shall have been reached.

            1.4.4 Post-Closing Purchase Price Adjustment.

            (a) Actual Exchange Investments. Within 120 days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the "Exchange Investment Statement") of the calculation of the actual amount of Exchange Investment. Subject to the dispute resolution mechanism set forth in
Section 1.4.4(c), to the extent that the actual amount of Exchange Investment as shown on the Exchange Investment Statement differs from the Estimated Exchange Investment, the difference shall be paid within 35 days of delivery of the Exchange Investment Statement (i) by Buyer to Seller in the case of an excess, or (ii) by Seller to Buyer in the case of a deficit.

            (b) Reinitialization Adjustment. If, on the Closing Date, the Reinitialization has not been effected, the Purchase Price shall be adjusted in accordance with the following:

                  (i) If the Reinitialization occurs after the Closing Date but on or prior to the two year anniversary of the Closing Date, Buyer shall prepare and deliver to Seller, as soon as practicable after the Reinitialization, a written statement (the "Reinitialization Statement") of the calculation of the actual number of interstate switched access minutes of use (the "Interstate Use Minutes") for the Exchanges per month for the period commencing on the Closing Date and ending on the last day of the month in which the Reinitialization occurred. Subject to the dispute resolution mechanism set forth in Section 1.4.4(c), Seller shall pay Buyer within 60 days of delivery of the Reinitialization Statement an amount equal to $0.023 multiplied by the Interstate Use Minutes for the period commencing on the day after the Closing Date and ending on the date of the Reinitialization (pro rated, if necessary, for the first and final month). Seller's failure to make such payment by the 60th day following delivery of the Reinitialization Statement shall be deemed to be an initiation of the dispute resolution mechanism set forth in Section 1.4.4(c).

                  (ii) If the Reinitialization has not occurred by the two year anniversary of the Closing Date, Buyer shall so notify Seller and Seller shall pay Buyer within 60 days after receipt of such notice an amount equal to $1,727,177, plus simple interest at a rate of 8% per annum for the period commencing on the Closing Date through but excluding the date of payment.

            (c) Dispute Resolution Mechanism.

                   (i) Within 30 days after receipt of the Exchange Investment Statement or 60 days after receipt of the Reinitialization Statement (each, a "Post-Closing Statement"), as the case may be, Seller may, in a written notice to Buyer, describe in reasonable detail any proposed adjustments to the relevant Post-Closing Statement in question and the reasons therefor. If Buyer shall not have received a notice of proposed adjustments within such 30 or 60 day period, as the case may be, Seller will be deemed irrevocably to have accepted such Post-Closing Statement.

                  (ii) If Seller disputes any portion of the Post-Closing Statement, the parties shall calculate the portion of the undisputed amount, if any, and such amount shall be paid by the appropriate party within five business days of the determination of the undisputed amount. Buyer and Seller shall negotiate in good faith to resolve any dispute. If any dispute cannot be resolved within 30 days following Buyer's receipt of the proposed adjustment, Deloitte & Touche or another independent public accounting firm that is nationally recognized in the United States jointly selected by Buyer and Seller shall be engaged to resolve such disputes in accordance with the standards set forth in this Section, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively. Upon delivery of such public accounting firms's resolution of such dispute to the parties, the party required to make a payment pursuant to such resolution shall promptly, but no later than five business days after such delivery, pay to the other party the amount determined by such public accounting firm to be owed to such party.

            (d) Any amount paid pursuant to Section 1.4.4(a) shall bear interest from the Closing Date through but excluding the date of payment, at a rate of 8% per annum. Any amount owing pursuant to Section 1.4.4(b)(i) that is not paid within 60 days of delivery of the Reinitialization Statement shall bear interest from the 61st day following delivery of the Reinitialization Statement through but excluding the date of payment, at a rate of 8% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due and shall be payable together with the relevant amount payable pursuant to this Section 1.4.4. All amounts payable pursuant to this
Section 1.4.4 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer, in the case of amounts payable by Buyer, to such account of Seller as Seller may designate and, in the case of amounts payable by Seller, to such account of Buyer as Buyer may designate.

            (e) The Purchase Price shall be deemed to be adjusted by any amounts paid pursuant to this Section 1.4.4.

      1.5 Prorations. All real and personal property and similar taxes and assessments with respect to the Transferred Assets, all rents, utilities and other periodic charges and expenses arising from the normal operations of the Business shall be prorated as of 11:59 p.m. local time on the Closing Date. Such prorations shall be agreed upon by the parties as of the Closing Date and reflected as an adjustment to the Purchase Price. Following the Closing Date, each party shall thereafter be responsible for the payment of all such amounts for which it is responsible, as determined by such prorations, as they become due. For purposes of the foregoing proration, the parties agree that, with respect to states in which Seller is assessed for real or personal property taxes on a centralized basis or where a tax is imposed in lieu of property tax, Seller shall be responsible for payment of property or other taxes assessed by such state for the entire taxable year in which the Closing occurs and a pro rata portion of such property taxes will be allocated to Buyer as of the Closing Date and paid to Seller on the Closing Date. All prorations pursuant to this
Section 1.5 will be final and binding on both parties. Unless otherwise mutually agreed no later than 30 days prior to the Closing Date, the specific date and time for the change of telecommunications service to occur with respect to the Exchanges shall be at 11:59 p.m., local time, on the Closing Date.

      1.6 Allocation of the Purchase Price. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable law.

      1.7 Transfer Taxes. Buyer shall be responsible for all Transfer Taxes imposed by any local, state or federal governmental authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefor. Seller shall be responsible for filing the applicable returns and shall file them in a timely manner. No less than 20 days prior to the due date of any such returns, Seller shall provide Buyer with the proposed amount of Transfer Taxes to be reported and remitted. No less than 10 days prior to the due date of any such returns, Buyer shall either approve the proposed amount or advise Seller of an adjusted amount of Transfer Taxes to be reported and remitted. Seller shall report and remit Transfer Taxes in amounts as approved or adjusted by Buyer. In the event Buyer fails to approve Seller's proposed amount of Transfer Taxes and fails to advise Seller of an adjusted amount of Transfer Taxes within 10 days prior to the due date of such return, Seller shall interpret such inaction on the part of Buyer as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer shall remit to Seller on the day prior to the due date of such return, by wire transfer of immediately available funds, the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities. In the event Seller does not receive the agreed upon amount of Transfer Taxes to be remitted to the taxing authorities from Buyer on or before the day prior to the due date of the return, Seller shall interpret such failure of Buyer to provide funds as direction by Buyer to make no report of and no remittance of Transfer Taxes. Buyer warrants that any adjustments by Buyer to Seller's proposed amount of Transfer Taxes or any direction by Buyer to make no report of and no remittance of Transfer Taxes will be based on substantial state and/or local authority that Transfer Taxes are not due and owing. Buyer shall indemnify and hold harmless Seller from and against any and all such Transfer Taxes and any penalties, interest or expenses (including attorneys' fees) incurred by Seller with respect thereto unless such interest and penalties result from the actions or omissions of Seller that are unrelated to any breaches by Buyer of its obligations hereunder.

                                   ARTICLE 2

                                    CLOSING

      2.1 Closing. The consummation of the purchase and sale of the Transferred Assets (the "Closing") shall take place at Seller's offices in Denver, Colorado, at 10:00 a.m., local time, on the last calendar day of the month in which all the conditions precedent to Closing set forth in Article 3 have been satisfied or waived, or on such other date as the parties mutually agree, but in no event shall the Closing occur later than September 30, 2001 unless the parties shall mutually agree to extend the date of the Closing. The date that the Closing actually occurs is referred to as the "Closing Date." If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date of Closing.

      2.2 Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:

            2.2.1 Certified copies of all Seller's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Seller;

            2.2.2 a duly executed Bill of Sale, in substantially the form of Exhibit C hereto, and duly executed assignments and other instruments of transfer sufficient to convey to Buyer title to all the personal property included in the Transferred Assets;

            2.2.3 A duly executed closing certificate of Seller contemplated by Sections 3.1.1 and 3.1.2;

            2.2.4 Releases, satisfactions or terminations of all mortgages, financing statements or other Encumbrances on any of the Transferred Assets or, in the alternative, an indemnity of Seller with respect to such Encumbrances in form and substance reasonably acceptable to Buyer;

            2.2.5 Special warranty deeds covering the Fee Realty and assignments in customary local form covering the other realty and Interests included in the Transferred Assets, including all rights-of-way which are by their terms assignable;

            2.2.6 An affidavit in a form complying with Section 1445 of the Code; and

            2.2.7 Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law, including vehicle transfer documentation.

      2.3 Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:

            2.3.1 The Purchase Price as required by Section 1.4, together with any proration payment required to be paid on the Closing Date pursuant to
Section 1.5;

            2.3.2 Certified copies of all Buyer's resolutions pertaining to the authorization of this Agreement and the consummation of the Transactions by Buyer;

            2.3.3 A duly executed closing certificate of Buyer contemplated by Sections 3.2.1 and 3.2.2; and

            2.3.4 The Assumption Agreement and such other certificates and documents as are reasonably necessary or appropriate to effect the consummation of the Transactions or which may be customary under local law.

      2.4 Documents to be Delivered by Seller and Buyer to Each Other. Within 30 days after the date of this Agreement, the parties shall negotiate in good faith and enter into a Transition Agreement similar in scope to the agreement attached as Exhibit D hereto. Within 90 days after the date of this Agreement, the parties shall commence to negotiate in good faith the definitive terms of the services agreements for the services that Buyer requests Seller to provide upon Closing and described on Exhibit E hereto. At or prior to the Closing, Buyer and Seller shall execute and deliver such services agreements. The parties acknowledge and agree that the agreements contemplated by this Section 2.4 are an integral part of, and will be entered into as part and parcel to, and in conjunction with, the other transactions and agreements contemplated by this Agreement.

      2.5 Further Assurances. Except as otherwise provided herein or in the transition agreements, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities. In addition, in the event of an inadvertent transfer of Excluded Assets, Buyer shall upon request by Seller execute and deliver such instruments of conveyance, assignment and transfer as may be reasonably necessary to reconvey such Excluded Assets to Seller and shall promptly return such Excluded Assets to Seller.

                                   ARTICLE 3

                                  CONDITIONS

      3.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

            3.1.1 Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date as though made at such time, other than inaccuracies in such representations and warranties that in the aggregate do not have a material adverse effect on the Business or changes approved by Buyer in writing, and Seller shall have delivered to Buyer a certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Seller shall have delivered to Buyer a Certificate of Seller to that effect, dated as of the Closing Date, signed by an authorized officer of Seller.

            3.1.3 Governmental Approvals. The State Regulatory Approvals and the FCC Approval (collectively, "Governmental Approvals") shall have been obtained and shall be in full force and effect and shall not contain any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order.

            3.1.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.1.5 Hart-Scott-Rodino Act. All filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.1.6 Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 2.2 and 2.4.

            3.1.7 Absence of Material Adverse Change. Since December 31, 1998, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, that has resulted in a material adverse effect on the Business, unless such event has resulted in an amendment to this Agreement as contemplated by Section 6.1.2.

            3.1.8 Material Third Party Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the required third party consents listed on Schedule 3.1.8 have been obtained and remain in full force and effect on the Closing Date.

            3.1.9 Delivery of Financial Information. Seller shall have delivered the Required Financial Statements and representation letters, in each case as and when required by Section 5.2.7.

            3.1.10 Environmental Inspections. If it is determined pursuant to
Section 5.3.7 that remediation of potential material liabilities under Environmental Laws is required, then (i) Seller shall have completed the remediation to Buyer's reasonable satisfaction, (ii) if Seller elects to exclude a parcel of Fee Realty, and Buyer so elects, Seller and Buyer shall have entered into a long-term, low-cost lease, in form and substance reasonably satisfactory to Buyer, for Buyer's use of such parcel after Closing, or (iii) if Seller elects to exclude the parcel or the Exchange to which such parcel relates, and if such parcel alone has been excluded and Buyer has not elected to lease such parcel, Seller and Buyer shall have agreed in good faith to a reduction in the Purchase Price. In no event shall Seller be responsible for any other environmental remediation.

            3.1.11 Title Matters. If the aggregate estimated costs and expenses reasonably necessary to remedy all Encumbrances pursuant to Section 5.3.9 exceeds $10,000 (the "Title Threshold"), Seller shall have removed the Excessive Encumbrances. "Excessive Encumbrances" means one or more Encumbrances selected by Seller, the removal of which will bring the aggregate estimated costs and expenses reasonably necessary to remedy the remaining Encumbrances below the Title Threshold. Seller shall have removed the Excessive Encumbrances by either
(i) causing the title company to agree to delete such Excessive Encumbrances as an exception in the Title Commitment or, with the prior written consent of Buyer, shall have insured over such Excessive Encumbrances by endorsement, or
(ii) if acceptable to Buyer and Seller in each of its reasonable discretion, the parties shall have entered into a written agreement containing Seller's commitment to remedy such Excessive Encumbrances on terms reasonably satisfactory to Buyer. In no event shall Seller have any obligation to cure or remove any Encumbrance that is not an Excessive Encumbrance.

            3.1.12 Billing Conversion. The Steering Committee established pursuant to the Transition Services Agreement shall have concluded at least thirty days prior to Closing that the billing system conversion will be completed by Closing.

      3.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

            3.2.1 Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at such time, other than changes approved by Seller in writing, and Buyer shall have delivered to Seller a certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a Certificate of Buyer to that effect, dated as of the Closing Date, signed by an authorized officer of Buyer.

            3.2.3 Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect. All such approvals and consents shall be deemed to have been obtained after the grant thereof has become a Final Order. The terms and conditions of the Governmental Approvals shall be acceptable in all material respects to Seller in its reasonable discretion.

            3.2.4 No Injunction or Governmental Proceedings. No preliminary or permanent injunction by any Governmental Authority shall have been issued and remain in effect which prevents or delays the Transactions, nor shall any Governmental Authority have instituted any action or proceeding challenging the acquisition by Buyer or the transfer and sale by Seller of the Transferred Assets or otherwise seeking to restrain or prohibit the consummation of the Transactions.

            3.2.5 H-S-R Act. All filings required to be made under the H-S-R Act shall have been made, and the waiting period thereunder shall have expired or early termination thereof shall have been granted.

            3.2.6 Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 2.3 and 2.4.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            4.1.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Buyer has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.1.2 Corporate Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.1.3 Governmental Authorizations. Except as contemplated by this Agreement or as set forth in Schedule 4.1.3, neither Buyer's execution and delivery of the Transaction Documents nor Buyer's consummation of the Transactions require authorization or approval of, or filing with, any Governmental Authority.

            4.1.4 Funds. On the Closing Date, Buyer shall have sufficient funds available to pay the Purchase Price, any proration payment required to be paid on the Closing Date pursuant to Section 1.4, the amount of any Transfer Taxes to be paid by Seller as provided in Section 1.6 and to consummate the Transactions.

            4.1.5 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Buyer's knowledge threatened) involving Buyer or any of its properties or assets that (i) question the validity of any of the Transaction Documents or the Transactions; or (ii) seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.

            4.1.6 Investigation. Buyer, through its accountants, attorneys, agents, employees, and others, has made or will have made prior to the Closing such investigations of the Exchanges and Transferred Assets and of the factual, legal and other condition and location of the Exchanges and Transferred Assets that it deems necessary or advisable with respect to the Transactions. Buyer has not received from the Seller, or from anyone acting or claiming to act on behalf of the Seller, any accounting, tax, legal or other similar advice with respect to the Transactions, and Buyer is relying solely on advice of its own accounting, tax, legal, and other advisors for such advice. Buyer has based its decision to acquire the Transferred Assets solely on the results of such investigations and the representations, warranties and covenants of Seller set forth herein, and not based on any other information (including without limitation information contained in Seller's descriptive memorandum) provided to Buyer by Seller, its Affiliates, employees, agents, representatives or advisors.

      4.2 Seller's Representations and Warranties. BUYER UNDERSTANDS THAT, EXCEPT AS SET FORTH IN THIS SECTION 4.2, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO THE APPURTENANCES, FACILITIES AND IMPROVEMENTS THEREON, OR THE VALUE, MARKETABILITY, FEASIBILITY, DESIRABILITY OR ADAPTABILITY THEREOF. Seller represents and warrants to Buyer that:

            4.2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.

            4.2.2 Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

            4.2.3 Transferred Assets. Except with respect to Fee Realty, the Transferred Assets are, and at the time of Closing will be, owned by Seller and conveyed, transferred and assigned to Buyer free and clear of all Encumbrances. The Transferred Assets (i) are in a normal state of repair (except for ordinary wear and tear), (ii) are sufficient, both in number and condition, to comply with applicable requirements of State Regulatory Authorities and the manufacturer's specifications, except for non-compliances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date, and (iii) will include all assets of every type, nature and description that relate to, arise from, are used or held by Seller primarily in the operation of the Business as presently operated by Seller (including vehicles and related vehicle stock, portable office equipment, test equipment, generators, materials, supplies, tools, maintenance radio equipment and antennas normally located within the Exchanges or primarily used in connection with the Business), except for the Excluded Assets. Assuming the receipt of all required third-party consents, the instruments and documents to be executed and/or delivered by Seller to Buyer pursuant to Section 2.2 hereof at or following the Closing Date shall be adequate and sufficient to vest in Buyer all of Seller's right, title and interest in or to the Transferred Assets. To Seller's Knowledge, Seller enjoys peaceful, undisturbed possession under all leases included in the Material Contracts and rights-of-way and easements with respect thereto and with respect to the Fee Realty. Notwithstanding the foregoing to the contrary, with respect to all Fee Realty included in the Transferred Assets, Seller makes no representations or warranties as to the ownership or Encumbrances thereon, it being the express agreement of the parties that such matters shall be the subject of the arrangements set forth in Sections 3.1.11 and 5.3.9.

            4.2.4 Governmental Authorization. Except as contemplated by this Agreement and except for such of the following the absence of which would not have a material adverse effect on the Business, no authorization or approval of, or filing with, any Governmental Authority will be required in connection with Seller's execution and delivery of the Transaction Documents or Seller's consummation of the Transactions.

            4.2.5 Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to the best of Seller's Knowledge threatened) against Seller (i) in which an adverse determination would have a material adverse effect on the Business; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Seller under the Transaction Documents.

            4.2.6 Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration at Closing pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller, and Seller shall indemnify Buyer against all such liabilities. Seller has timely filed, or will cause to be timely filed, all federal, state and local tax returns and reports of any kind (including, without limitation, income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.

            4.2.7 No Breach. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Seller; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any Governmental Authorities having jurisdiction over Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Operating Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets, excluding from the foregoing clauses those violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the operation of the Business by Buyer after the Closing.

            4.2.8 Compliance with Laws. Except as set forth on Schedule 4.2.18(a), the Business has been operated and the Exchanges are in compliance with all requirements of the Authorities and all Applicable Laws, except where Seller's non-compliance would not have a material adverse effect on the Business. Seller has not received any notice of (and to Seller's Knowledge there is no reason to anticipate) any material violation of any Applicable Laws. Notwithstanding the foregoing, except as specifically provided in Section 5.3.7, Seller hereby disclaims all warranties, whether express or implied, with regard to the presence of Hazardous Materials in the Transferred Assets or compliance of the Business with Environmental Laws. Buyer understands and agrees that, other than as specifically provided in Section 5.3.7, any responsibility for compliance with Environmental Laws applicable to the ownership or use of the Transferred Assets following the Closing Date, including the costs of any remediation or cleanup associated with the Transferred Assets, or environmental claim or liability associated with the Transferred Assets, irrespective of when contamination occurred, is assumed by Buyer on the Closing Date.

            4.2.9 Operating Contracts. Schedule 4.2.9(a) sets forth all of the Operating Contracts of the type described below (the "Material Contracts") that Seller, after using commercially reasonable efforts, has been able to gather for Buyer's review. No Operating Contract described in (i) below will be entered into after the date of this Agreement and no Operating Contract described in
(ii) - (ix) will be entered into after the date of this Agreement other than in the ordinary course of business:

            (i) an agreement containing a non-compete agreement or other non-compete covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any respect with respect to the Business with any third party;

            (ii) an agreement granting an Encumbrance on Property other than Fee Realty;

            (iii) an agreement for the sale of any material Transferred Assets or grant of any preferential rights to purchase any material Transferred Assets;

            (iv) a land development agreement or other similar construction agreement;

            (v) a lease of real property;

            (vi)  an agreement with respect to 911 services or E911 services;

            (vii) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Exchanges;

            (viii) an agreement that relates to arrangements and commitments between Seller and a third party for the third party's location of equipment in facilities included in the Transferred Assets except to the extent set forth in a separate interconnection agreement; or

            (ix) an agreement other than as set forth above with respect to which the aggregate amount to be received or paid thereunder attributable to the Exchanges with respect to calendar year 1999 or any subsequent calendar year is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable.

      Schedule 4.2.9(b) identifies (i) each interconnection agreement between Seller and a third party or an Affiliate of Seller that is applicable to the Exchanges, (ii) each agreement that relates to arrangements and commitments between Seller and an Affiliate of Seller for such Affiliate's co-location of equipment in facilities included in the Transferred Assets that Seller, using commercially reasonable efforts, has been able to identify, and (iii) each Exchange where a third party has physically co-located equipment or, to Seller's Knowledge, where a third party has made a written request to co-locate equipment located in the Exchanges.

      All of the Operating Contracts were made in the ordinary course of business and are in all material respects valid, binding and currently in full force and effect. Seller is not in default in any material respect under any of the Operating Contracts, and to Seller's Knowledge no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, cause the acceleration of an obligation of Seller, or result in the creation of any Encumbrance upon any of the Transferred Assets. To Seller's Knowledge, no other party is in default under any of the Operating Contracts, nor has any event occurred which, through the passage of time or the giving, of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Complete and correct copies of all the Material Contracts in Seller's possession, together with all modifications and amendments thereto to date of this Agreement in Seller's possession, have been made available to Buyer or its representatives. Schedule 4.2.9(a) also specifically identifies each lease that requires the consent, approval or waiver of the other party thereto for the assignment thereof.

            4.2.10 Realty. (i) To Seller's Knowledge, the legal descriptions to be delivered by Seller to the title insurance company shall be complete and accurate in all material respects; (ii) as of the date hereof, there are no deferred property taxes or assessments payable by Seller with respect to the Fee Realty which may or will become due and payable as a result of the consummation of the

Transactions, other than Transfer Taxes; (iii) there are no condemnation proceedings pending or to Seller's knowledge threatened with respect to all or any part of any parcel of Fee Realty; and (iv) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            4.2.11 Reports. Seller has filed all reports relating to the Business required by all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports.

            4.2.12  Year 2000 Matters.

            (a) Year 2000 Compliance. Seller warrants and represents that to the best of its knowledge and belief following an effort of commercially reasonable diligence by Seller, all of its business assets, including but not limited to information technology and non-information technology systems and facilities and those of its external suppliers utilized by Seller in the Business and included in the Transferred Assets ("Business Assets"), are or will be "Year 2000 Compliant" (defined below) on or before the Closing Date. For purposes of this Agreement, the following definitions apply:

                  (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

                  (ii)  "Year 2000 Compliant" means:

                        1. the functions, calculations, and other computing processes of the Business Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                        2. the Business Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and returns and displays all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000.

                        3. the Business Assets will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Business Assets, whether before, on, during or after January 1, 2000;

                        4. the Business Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                        5. no Date Data will cause one or more Business Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                        6. each of the Business Assets will properly exchange Date Data with all other Business Assets that it may interact or inter-operate with.

            (b) Year 2000 Testing. Seller warrants that the Business Assets have been tested by Seller and/or Seller's suppliers of Business Assets to determine whether each of the Business Assets is Year 2000 Compliant. Seller's suppliers of Business Assets have represented to Seller that the Business Assets provided by them are Year 2000 Compliant and/or have been tested by those suppliers to determine whether such Business Assets are Year 2000 Compliant. Seller will notify Buyer immediately of the results of any test or any claim or other information that indicates any Business Asset is not Year 2000 Compliant.

            (c) Year 2000 Remedies. In the event that Buyer encounters a Business Asset that is not Year 2000 Compliant, within a commercially reasonable period after receipt from Buyer of written notice thereof, Seller shall at its expense cause the identified non-compliant Business Asset to be repaired or replaced.

            4.2.13 Correct Records. The financial records, ledgers, account books and other accounting records of Seller relating to the Business are current, correct and complete and, if required by applicable law, conform with the rules and regulations of the FCC and the State Regulatory Authorities, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date and except for the Continuing Property Records for the Exchanges, which are dealt with specifically elsewhere in this Agreement. Seller has retained substantially all original cost documentation relating to the regulated Business regarding the expenditures made by Seller within the period required by Applicable Law that relate to the Property, and such original cost documents are correct and complete in all respects, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            4.2.14 Tribal and Federal Consents.

            (a) To Seller's Knowledge, all easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA")(collectively, "Tribal Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducts, on Native American reservations are in full force and effect, Seller is not in material default thereunder, and there are no other Tribal Authorizations required to be obtained by Seller from, or filings required to be made by Seller with, any tribal authority or the BIA with respect to any such Purchased Property or any such operations of the Business, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (b) Except as set forth on Schedule 4.2.14(b), to Seller's Knowledge no consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement, except for instances that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (c) If during the period between the date of this Agreement and the Closing Date the representation and warranty set forth in this Section 4.2.14 proves to be untrue with respect to one or more parcels of Realty and Buyer and Seller in good faith have been unable to remedy the circumstances that causes such representation and warranty to be untrue with respect to such parcel, at the election of either Buyer or Seller such parcel shall be excluded from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly.

            4.2.15 Financial Statements.

      Within 15 business days of the date hereof, Seller shall deliver to Buyer a copy of financial statements relating to the Business, consisting of a balance sheet and income statement and statements of cash flow and changes in equity for the Business as of and for the respective periods ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the auditor's report thereon (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Seller, fairly present in all material respects the financial condition of the business as of the appropriate periods and the results of operations for the year then ended, in each case in conformity with GAAP.

            4.2.16 Loss of Major Customer. Except as set forth on Schedule 4.2.16, since June 1, 1997, Seller has not suffered the loss of any customer of the Business that had billings in any year in excess of $25,000.

            4.2.17 CPRs; Vehicles. Seller has provided Buyer with its Continuing Property Records ("CPRs") for the Exchanges. Schedule 4.2.17 contains a true and complete list and description (including vehicle identification numbers) as of June 1, 1999 of the vehicles that are included in the Transferred Assets.

            4.2.18 Tariffs and Authorities.

            (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Schedule 4.2.18(a) sets forth all applications by Seller or complaints or petitions by others or proceedings pending or, to Seller's Knowledge, threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs that Seller, after using commercially reasonable efforts, has been able to identify. To Seller's Knowledge, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

            (b) Listed on Schedule 4.2.18(b) are the material Authorities held by Seller and used in the operation of the Business. Each of such Authorities is in full force and effect of the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such Authorities subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses included in the Authorities are free from all security interests, liens, claims or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2.18(c), there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses that would reasonably be expected to have a material adverse impact on the Business.

      4.2.19 Environmental Matters.

            (a) Schedule 4.2.19(a) accurately describes each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $100,000. Except as will be set forth on Schedule 4.2.19(d), no environmental remediation is occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets nor has Seller or any Affiliate of Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for environmental remediation.

            (b) Schedule 4.2.19(b) sets forth a true and accurate list of all underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") located on the Fee Realty and the leased real property included in the Transferred Assets that are in use.

            (c) Except as set forth in Schedule 4.2.19(c) and, to the extent such information is unavailable on the date of execution of this Agreement, as set forth and supplemented on Schedule 4.2.19(d), none of the Fee Realty or leased real property is situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area.

            (d) Within 30 days from the date of this Agreement, Seller will prepare and deliver to Buyer Schedule 4.2.19(d), which schedule will list (i) all environmental remediation occurring on any parcel of Fee Realty or leased real property included in the Transferred Assets, (ii) any requests for proposals for remediation, (iii) any requests by Seller or any Affiliate of Seller to begin plans for environmental remediation, (iv) all USTs and ASTs located on the Fee Realty and the leased real property included in the Transferred Assets that, to Seller's Knowledge, have been abandoned in place, and (v) each incident known to Seller and arising since December 31, 1996, involving violation of or noncompliance with Environmental Laws in connection with Seller's operation of the Business or the use or ownership of the Transferred Assets with respect to which the fines exceed $10,000. In addition, within such period, Seller shall deliver to Buyer complete copies of letters of non-compliance with respect to each incident listed in subsection (v) above, copies of AST and UST closure letters contained in the files and records of Seller, copies of all No Further Action letters contained in the files and records of Seller, and a description of the status of any existing fuel tank remediation.

      4.2.20 Employee Benefits.

            (a) Schedule 4.2.20(a) lists each Employee Benefit Plan and Other Plan maintained or contributed to by Seller or its affiliates for the benefit of any employee employed by, or associated with, the Business (hereinafter, an "employee of the Business"). Seller has provided Buyer with full and complete copies (including all amendments) of all of such Employee Benefit Plans and Other Plans.

            (b) To Seller's Knowledge, each such Pension Plan, Welfare Plan and Other Plan maintained by Seller has been operated in accordance with its terms and in accordance with applicable law, to the extent that the failure to do so would have material adverse effect on the Business or its assets.

            (c) Except as otherwise set forth on Schedule 4.2.20(c), no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees of Seller.

            (d) Except as set forth on Schedule 4.2.20(g), there are no actions, suits or claims pending or threatened (other than routine claims for benefits) relating to any Employee Benefit Plan or Other Plan identified in Schedule 4.2.20(a) except for actions, suits or claims that are not in the aggregate reasonably likely to have a material adverse effect on the Business following the Closing Date.

            (e) Seller does not maintain any Employee Benefit Plan or Other Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement, which could become an obligation of the Buyer.

            (f) Seller has used its best efforts to maintain each trust forming a part of any Pension Plan identified in Schedule 4.2.20(a) which is not exempt from Part 2, 3 and 4 of Title I of

ERISA to meet all requirements for qualification under Sections 401 and 501 of the Internal Revenue Code, and all applicable related rules and final regulations.

            (g) Schedule 4.2.20(g) sets forth all the exceptions to the following statements that Seller, after using commercially reasonable efforts, has been able to identify: (i) Seller is not subject to any collective bargaining agreement covering any employees of the Business; (ii) there are no current, or to Seller' Knowledge, any pending or threatened strikes, slowdowns, picketing, work stoppages or lock-outs affecting the Business; (iii) to Seller's knowledge, there is no pending or threatened organized activity or petition for certification of a collective bargaining representative involving employees of the Business; (iv) to Seller's Knowledge, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state and federal labor or employment law or regulation in connection with the Business, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date; and (v) with respect to employees of the Business, Seller has complied in all respects with the laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupation safety and health, immigration, and plant closings ,except for items that in the aggregate are not reasonably likely to have a material adverse effect on the Business following the Closing Date. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the employees in the Exchanges.

      "Employee Benefit Plan" means any Pension Plan and Welfare Plan within the meaning of Section 3(3) of ERISA.

      "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership or stock purchase plan, severance or unemployment arrangement, vacation pay, fringe benefit or other similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not listed on Schedule 4.2.20(a).

      "Pension Plan" means any employee pension plan within the meaning of
Section 3(2) of ERISA.

      "Welfare Plan" means any employee welfare benefit plan within the meaning of the Section 3(1) of ERISA.

      4.2.21 Accuracy of Information Furnished.

            (a) To Seller's Knowledge:

                  (i) Seller made a good faith effort, given the voluminous nature of the material available with respect to the Transferred Assets, the necessity to present in many cases representative documents or descriptions of documents, and Seller's need to maintain certain competitive information confidential, to include in the due diligence notebooks contained in the Data Room located in Seller's offices in Denver, Colorado all documents or appropriate descriptions of all documents that, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision; and

                  (ii) Seller did not intentionally and consciously decide to
(1) exclude from the due diligence notebooks (2) withhold from Buyer in response to Buyer's requests for additional information or (3) not make available for review by Buyer or its agents at Seller's offices in Denver, Colorado any document relating to the operation of the Business as currently conducted which, in Seller's reasonable opinion, a reasonable prospective acquiror of the Transferred Assets would deem to be material in its decision to acquire the Transferred Assets.

      4.2.22 No Material Adverse Change. Since December 31, 1998 there has not occurred (i) any event or condition that would have a material adverse effect on the Business, (ii) any increase in compensation payable or to become payable by Seller to any of its Hired Employees or agents, other than normal merit or promotional increases and pursuant to any collective bargaining agreements,
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract, except any amendment or termination in the ordinary course of business or (iv) any change in any accounting method, practice or policy of Seller with respect to the Business.

                                   ARTICLE 5

                                   COVENANTS

      5.1 Covenants of Buyer. Buyer hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.1.1 Continued Efforts. Buyer will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Buyer; (ii) cause to be performed all of the actions required of Buyer at or prior to the Closing; and (iii) take such steps and do all such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date. Without limiting the foregoing, Buyer agrees if requested by Seller to apply for or otherwise seek any required third-party consents on a joint basis.

            5.1.2 Cooperation. Buyer agrees to cooperate with Seller with respect to (i) Seller's assignment to Buyer and Buyer's assumption of the Transferred Assets hereunder, and (ii) Seller's structuring of the Transactions to comply with the requirements of a like-kind exchange under Section 1031 of the Code (a "1031 Transaction") at no additional expense to Buyer, such cooperation to include, without limitation, purchase of the Transferred Assets from a "qualified intermediary" (as defined in Section 1031) of Seller's choice and execution of such documents in connection with the Transactions as Seller may reasonably request. If Seller elects to pursue the Transactions as a 1031 Transaction, then (i) notwithstanding anything in this Agreement to the contrary, Seller shall fully indemnify, defend and hold Buyer harmless from and against any and all liabilities resulting therefrom, including, but not limited to, any tax impacts on Buyer or the Transferred Assets, and (ii) Seller shall remain directly and primarily bound by all other conditions, representations, warranties and covenants contained herein and remedies related thereto.

            5.1.3 Employee Matters.

            (a) Buyer agrees that, during the period between the date hereof and the Closing Date and for a period of 18 months thereafter, without the prior written consent of Seller, Buyer will not actively solicit for employment any employee of Seller other than those persons identified by Seller to Buyer in writing as provided in this Section 5.1.3 or who respond to a general solicitation of employment made by Buyer.

            (b) As soon as practicable following the date hereof and as permitted by applicable law and collective bargaining agreements, Seller shall provide to Buyer a list of all employees whose services are primarily related to the Exchange (the employees on such list being referred to as "Prospective Hires"). Buyer shall have the right to audit such list to determine that it contains an accurate and complete listing of all Prospective Hires, and Seller shall cooperate in providing Buyer with such information as Buyer may reasonably request to assist in such audit. Within 90 days following the date of this Agreement, and consistent with applicable law and any collective bargaining agreement, Seller shall provide Buyer with a definitive list of Prospective Hires, such list to contain the name, job classification, position, title, date of hire, current salary or wage, bargaining unit, primary exchange(s), work location, telephone number and last known address of each Prospective Hire.

            (c) Buyer may, but shall have no obligation to, employ or offer employment to any Prospective Hire. Seller shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview the Prospective Hires to make hiring decisions. At least 60 days before the scheduled Closing Date, Buyer shall provide to Seller in writing a list of the Prospective Hires that Buyer intends to offer employment. At least 45 days before the scheduled Closing Date, Buyer shall notify those Prospective Hires whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to and approved in advance by Seller. Buyer shall be permitted to conduct appropriate pre-hire investigations of such named Prospective Hires and make any offer of employment for such Prospective Hires conditional upon receiving results of such investigations as are satisfactory to Buyer.

            (d) As of the Closing Date, Seller shall separate from its payroll the employment of all of the Prospective Hires to whom Buyer has made offers of employment other than any such Prospective Hire who has been offered employment by Buyer and who is on leave status, including employees receiving Workers' Compensation Benefits, as of the Closing Date (each, an "Employee on Leave Status"). Buyer shall employ any Employee on Leave Status (i) who is on approved leave under the Family and Medical Leave Act on the Closing Date only when such Employee on Leave Status returns to work from such approved leave under the Family and Medical Leave Act or (b) who is receiving Workers' Compensation Benefits on the Closing Date only when such Employee on Leave Status is released to return to work but only if such release occurs within sixteen weeks after the date of initial eligibility for Workers' Compensation Benefits, in each case subject to Buyer's right to conduct appropriate pre-hire investigations of such Employee on Leave Status and to Buyer's receipt of results of such investigations that are satisfactory to Buyer.

            (e) Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Prospective Hire who is employed by Seller as of the Closing Date, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, and other compensation or benefits to which they are entitled for periods prior to the Closing (and for Employee on Leave Status, until their employment by Buyer, as set forth in
Section 5.1.3(d) hereof), including all amounts (if any) payable on account of the termination of such Prospective Hires.

            (f) Seller will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller pursuant to such plan and any legal requirements. Buyer will not assume any obligation or liability for any such accrued benefits under any employee benefit plans maintained by Seller.

            (g) Nothing in this Section 5.1.3 or elsewhere in this Agreement shall be deemed to make any Prospective Hire a third party beneficiary of this Agreement.

            (h) Seller acknowledges and agrees that Buyer has not agreed to be bound, and will not be bound, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any of its Affiliates is or may become bound.

            (i) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller.

            5.1.4 Directory Publishing Rights. Buyer will enter into good faith negotiations with U S WEST Dex, Inc. ("Dex"), an Affiliate of Seller (or its successor so long as such successor remains an Affiliate of Seller), concerning an agreement whereby either (i) Dex will publish all subscriber listings corresponding to the Exchanges on behalf of Buyer in satisfaction of Buyer's regulatory obligations to publish such listings, or (ii) Buyer will license such listings to Dex in accordance with Buyer's regulatory obligations to provide such listings in the event that Buyer elects to publish or arrange with a third party to publish such listings.

            5.1.5 911 Emergency Services. Buyer will obtain or contract for the appropriate 911 emergency data bases in order to commence providing 911 emergency services in connection with the operation of the Business as of the Closing Date.

      5.2 Covenants of Seller. Seller hereby covenants and agrees that, from the execution date hereof to the Closing Date:

            5.2.1 Access to Information and Facilities. Seller will afford Buyer and its representatives, at Buyer's sole expense, reasonable access during normal business hours to all Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business in Seller's possession or control. Seller shall exercise commercially reasonable efforts to furnish or cause to be furnished to Buyer and its representatives all data and information in Seller's possession concerning the Exchanges as shall reasonably be requested by Buyer. Seller shall exercise commercially reasonable efforts to gather additional Material Contracts for Buyer's review.

      Seller acknowledges and agrees that Buyer's ongoing review, examination and investigation of the Business and the Transferred Assets, facilities, properties, books, accounts, records, contracts and documents of or relating to the Business contemplated in the immediately preceding sentence is necessary to facilitate the assimilation of the Business into Buyer's operations, the transfer of the ownership and use of the Transferred Assets from Seller to Buyer and other reasonable business purposes, and may include the following activities:

            (i) review of the Operating Contracts and Authorities, the performance of which after Closing is an Assumed Liability (e.g., land development agreements, 911 and E911 service agreements and customer prepaid maintenance agreements) in order, among other things, to identify those that require third party consent to assign to Buyer, those that expire prior to or soon after the Closing and those that may require special documentation to transfer to Buyer;

            (ii) investigation of the third party arrangements included among the Excluded Assets that Buyer will need to replicate or replace, including interconnection agreements and national account agreements that affect any Exchange.

            (iii) examination of various assets included in the Property in order, among other things, to determine what changes Buyer may need to make to such assets after the Closing Date;

            (iv) investigation of miscellaneous underwriting data, including an insurance claims history of Seller relating to the operation of the Business and the ownership or use of the Transferred Assets, the current surety bonds and certificates of insurance relating to the Transferred Assets, and Seller's policies and practices relating to pertinent environmental, health, safety and property protection issues, in order for Buyer to arrange appropriate insurance coverage by Closing with respect to Buyer's operation of the Business and ownership and use of the Transferred Assets after the Closing Date;

            (v) investigation of the location and organization of the Records, including the original cost documents and outside plant maps relating to the Property, in order for the parties to arrange for appropriate delivery (including via electronic transfer) or retention by Seller upon the Closing;

            (vi) review of the appropriate financial and accounting records of Seller relating to the operation of the Business in order, among other things, for Buyer to analyze the current balances and writeoff history of the materials and supplies inventory included in the Transferred Assets, the aging and write-off history of Accounts Receivable, and the manner in which the Seller historically has allocated costs to the Purchased Exchanges;

            (vii) review of the ongoing State Regulatory Authorities and FCC reporting obligations of Seller and Buyer relating to the Exchanges, including responsibility for filing "form M" financial information, FCC Report No. 43-04, Armis Joint Cost Report, and FCC Report No. 43-8, Armis Operating Data Report, for the Exchanges for the year in which the Closing Date occurs;

            (viii) investigation of the construction and plant upgrade activities of Seller between the date of execution of this Agreement and the Closing Date, including a review of the construction work in progress, in order, among other things, to enable Buyer to make appropriate arrangements for the continuation of such activities after the Closing Date; and

            (ix) investigation of other regulatory issues, including with respect to regulatory mandates and matters relating to the National Exchange Carrier Association (including the Universal Service Fund, Local Switching Support, and Telecommunications Relay Services funds) and corresponding funds established by the State Regulatory Authorities.

      The parties agree to cooperate and to negotiate in good faith regarding resolution, on commercially reasonable terms and conditions, of issues and concerns raised by either party in connection with such activities. Each party's cooperation will include making appropriate subject matter experts and other knowledgeable personnel available to meet with the appropriate representatives of the other party and facilitating Buyer's contacts with the appropriate Governmental Authorities (including the State Regulatory Authorities).

            5.2.2 Continued Efforts. Seller will use commercially reasonable efforts to: (i) cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller; (ii) cause to be performed all of the actions required of Seller at or prior to the Closing; and (iii) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing Date with the same effect as if the same had been made as of the Closing Date.

            5.2.3 Maintenance of Business. Seller shall carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted. Accordingly, Seller shall (i) maintain its books and records in the normal and usual manner, (ii) keep the Transferred Assets in a normal state of repair (except for ordinary wear and tear) and operating efficiency to permit the conduct of the Business as it is currently being conducted; (iii) use its commercially reasonable efforts to undertake or complete capital projects as budgeted on Schedule 5.2.3(iii) and any capital projects required by Applicable Laws or any Governmental Authority to be undertaken by the Closing Date (it being understood and agreed that Seller shall have no obligation for any capital spending other than in connection with such capital projects and as required to comply with the provisions of this Section 5.2.3 and provided that Seller shall be entitled to the Purchase Price adjustment (to the extent applicable) pursuant to Section 1.4.3(a)); (iv) not increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its employees in the Exchanges, except (a) as required by Applicable Law, (b) pursuant to any contracts existing on the date hereof and listed on Schedule 5.2.3(iv) to which Seller is a party, (c) increases in base pay or bonuses in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (d) as listed or described on Schedule 5.2.3(iv); and (v) not amend, modify or terminate any contract identified on
Schedule 4.2.9 or permit any of the foregoing to occur other than in the ordinary course of business.

            5.2.4 Consent to Assignment. Seller will transfer to Buyer all Operating Contracts and permits that are by their terms assignable. Seller shall also request assignment to Buyer of those Operating Contracts and permits that are not by their terms assignable. To the extent that the assignment of any Operating Contract or any permit shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Operating Contract or permit if an attempted assignment would constitute a breach thereof. Seller shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Operating Contracts or permits to Buyer. If any such consent is not obtained, to the extent permitted by Applicable Law, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's right, title, and interest in and to such Operating Contracts and permits, and Buyer shall be deemed Seller's agent for the sole purposes of completing, fulfilling and discharging all of Seller's rights and obligations arising after the Closing Date under such assigned Operating Contracts and permits.

            5.2.5 Payment and Performance of Obligations. Seller will timely pay and discharge all invoices, bills and other monetary obligations (other than obligations which are contested by Seller in good faith) and shall not knowingly perform or fail to perform any act which will cause a material breach of any of the Operating Contracts.

            5.2.6 Restrictions on Sale of Transferred Assets. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Transferred Assets except in the ordinary course of the Business.

            5.2.7 Audit or Review of Financial Statements. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission (the "SEC") set forth in Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer in connection with their audit of any annual financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K, and their review of any interim quarterly financial statements that Buyer reasonably requires to comply with Regulations S-X and S-K. If Closing has not occurred prior to March 31, 2000, then as soon as practicable but in any event by May 15, 2000. Seller will provide for audit a balance sheet as of December 31, 1999, and an income statement and statement of cash flows and changes in equity for the year ending December 31, 1999. The financial statements to be audited or reviewed pursuant to this Section 5.2.7, are hereinafter referred to as the "Required Financial Statements." Seller's cooperation will include (i) such access to Seller's employees who were responsible for preparing the Required Financial Statements and to workpapers and other supporting documents used in the preparation of the Required Financial Statements as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards, (ii) delivery of any Required Financial Statements within 45 days after Buyer's request for the same (except as otherwise provided in the second sentence of this Section 5.2.7) and in the form required by Regulations S-X and S-K, and (iii) delivery of one or more representation letters from Seller to such auditors that are requested by Buyer to allow such auditors to complete the audit (or review of any interim quarterly financials), and to issue an opinion acceptable to the SEC with respect to the audit or review of those Required Financial Statements. Seller will bear the cost of preparation of the Required Financial Statements. Buyer and Seller will share equally the cost of the audit or review.

            5.2.8 [Intentionally Deleted]

            5.2.9 Interconnection Agreements. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible and, to the extent requested by Buyer and in compliance with applicable law, contacting the other party to such interconnection agreements to notify such party that its interconnection agreement will not apply to the Buyer and the Exchanges after Closing. Buyer acknowledges its obligation to negotiate interconnection agreements with third parties that have ongoing interconnection activities related to the Exchanges with the expectation that interconnection agreements between Buyer and such third partes will be entered into effective as of the Closing Date. If such agreements are not entered into or, if required, approved by appropriate Governmental Authorities, Buyer will offer to provide interconnection to such third parties according to the terms of the Seller's interconnection agreements with such third parties until the Buyer's new agreements with such third parties are entered into or, if required, approved by appropriate Governmental Authorities.

            5.2.10 State Regulatory Authority/FCC Filings. Seller shall make all necessary filings with the State Regulatory Authorities, the FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Seller shall notify Buyer of any significant proposed changes in the rates, charges, standards of service or accounting of the Exchanges from those in effect on the date of this Agreement prior to making any filing with the State Regulatory Authorities, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to notify Buyer before Seller files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the State Regulatory Authorities, FCC or any other Governmental Authority or appeals related thereto with respect to which Buyer or an Affiliate of Buyer has or reasonably could be expected to take a contrary position that reasonably could be expected to have any adverse effect on the revenue, earnings, or business of Buyer. Seller will give or cause to be given to Buyer, as promptly as reasonably practicable, copies of all correspondence (including notices, complaints, and pleadings) with any Governmental Authority relating to any such proceeding or other rate regulatory matter that is sent or received by Seller after the date of this Agreement.

      5.2.11 Missing Plant.

            (a) If, between the period commencing on execution date of the Agreement and ending six months after the effective time of Closing, Buyer notifies Seller in writing regarding items of Property (other than items that have been fully depreciated on the books and records of Seller, items that are no longer used in or necessary to the Business, and items covered by Section 5.2.11(b)) that are included in the CPRs relating to the Exchanges but that Buyer, using commercially reasonable efforts, cannot locate in the Exchanges or that have been sold, transferred or removed from the Exchanges by Seller or an Affiliate of Seller, then Seller, at its option, either (i) shall pay to Buyer (or reduce the Purchase Price by) an amount equal to the net book value of such items as reflected on the books and records of Seller or (ii) deliver to Buyer such items or replacement items that have reasonably comparable (or superior) value, vintage and functionality; provided, however, that Seller shall have no obligation under this Section 5.2.11(a) until the aggregate net book value of all such items, together with the aggregate net book value of all such similar items identified in Section 5.2.11 of each of the Multi-State Exchange Purchase Agreements, exceeds $400,000, at which time Seller shall become obligated under this Section 5.2.11(a) with respect to all items so identified by Buyer in all notices delivered to Seller on or before the date that is six months after the effective time of Closing; and provided, further that Seller shall have no obligation under this Section 5.2.11(a) to the extent that the Maximum Adjustment Amount shall have been reached.

            (b) At Closing, Seller shall cause the Transferred Assets to include all vehicles listed on Schedule 4.2.17 except to the extent any such vehicle has been replaced with items of reasonably comparable (or superior) value, vintage and functionality, in which event Seller shall cause such replacement items to be included in the Transferred Assets.

      5.2.12 Third Party Software Licenses. To the extent that the transfer of Transferred Assets by Seller to Buyer under this Agreement results in the transfer of third party software that was rightfully used by Seller prior to the Closing Date in the normal course operation of the Business pursuant to contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then effective as of the Closing and provided that no payments to any person are thereby required (except with respect to payments relating to the transfer of switch software, which will be shared equally by Buyer and Seller), at Closing Seller shall assign to Buyer, to the extent permitted by the Third Party Intellectual Property Contracts, and Buyer shall accept all rights and licenses if any to possess and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses.

      5.3     Mutual Covenants.

            5.3.1 Confidentiality. Each party to this Agreement agrees to hold in strict confidence all Confidential Information received from the other party, whether received before or after entering into this Agreement, and to use such information solely for the purposes of this Agreement. Each party agrees to make no more copies of such Confidential Information than is reasonably necessary for such purposes. Each party agrees that it will not make disclosure of any such Confidential Information received from the other party to anyone except as specifically permitted by this Agreement and as required by law. Each party may disclose Confidential Information to its employees and agents to whom disclosure is necessary for the purposes set forth above, provided that disclosing party shall notify each such employee and agent that disclosure is made in confidence and instruct such employees and agents that such Confidential Information shall be kept in confidence by such employee and agent in accordance with this Agreement. If the Transactions are not consummated for any reason, each party agrees to return to the other party all such Confidential Information, including all copies thereof, immediately on request. The obligations arising under this section shall survive any termination or abandonment of this Agreement. This Agreement will be filed on a confidential basis with the State Regulatory Authorities. The provisions of the existing Confidentiality Agreement between Buyer and Seller dated January 15, 1999 are incorporated herein by reference.

            5.3.2 Public Announcements. No public announcement with respect to this Agreement or the transactions contemplated hereby shall be made before the Closing without the mutual prior approval of both Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that each party shall be permitted to make such disclosure to its lenders or to any Governmental Authority, including but not limited to the Securities and Exchange Commission or similar state securities authorities, necessary to comply with any applicable laws and to obtain all required Governmental Approvals necessary to consummate the Transactions, or to any stock exchange upon which such party has a class of securities listed. Notwithstanding the foregoing, the disclosing party shall give the non-disclosing party reasonable advance notice of any permitted disclosure to third parties under this Section 5.3.2 and shall provide the non-disclosing party with a reasonable opportunity to review and comment on such disclosure.

            5.3.3 Cooperation. Each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) facilitating the regulatory approval process by agreeing that Buyer will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date for a period of at least six months following the Closing Date, provided that such tariffs of Seller are substantially similar to the tariffs of Seller in effect on the date of this Agreement except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges, (iii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iv) effecting all necessary filings with Governmental Authorities, and to consummate the agreements referred to in Section 2.4.

            5.3.4 State Regulatory Filings. Seller and Buyer agree to promptly file after execution of this Agreement any required applications and to take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the State Regulatory Authorities) to apply for and receive approval by the State Regulatory Authorities for the transfer of the Transferred Assets and Authorities to Buyer. To the maximum extent practicable, all communications with the State Regulatory Authorities shall be made jointly by Buyer and Seller. In connection with making such required applications to the State Regulatory Authorities, Buyer agrees to cooperate with Seller in appropriate public relations activities, including participation in "town hall" meetings with citizens, contacts with civic and business leaders, legislators and government officials, and other activities designed to establish Buyer's presence in and commitment to the communities in which the Exchanges are located. In the event any state legislature proposes to enact legislation after the date of this Agreement which would have an adverse impact on the consummation of the Transactions or would impose a material liability on either Seller or Buyer in connection with the transfer of the Transferred Assets, Seller and Buyer agree to use commercially reasonable efforts to oppose such legislation at their own expense.

            5.3.5 FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets and the Authorities to Buyer and the change in the provider of telecommunications services in the Exchanges to Buyer. Buyer shall file an application for study area waivers and the reinitialization of the PCI with respect to at least one of the transactions contemplated by the Multi-State Exchange Purchase

Agreements with the FCC within 120 days of the date hereof. Further, Buyer shall use its best efforts to obtain the FCC's approval of (i) study area waivers for the Exchanges and (ii) the Reinitialization.

            5.3.6 H-S-R Filing. The parties agree to make all required filings under the H-S-R Act no later that 90 days prior to the anticipated date of Closing and to request early termination of all applicable waiting periods thereunder, and thereafter to promptly respond to all requests for additional information from the Federal Trade Commission or the United States Department of Justice thereunder.

            5.3.7 Environmental Inspections. Within 30 days following the execution of this Agreement, Seller and Buyer shall select Environmental Strategies Corporation (or another qualified environmental consultant reasonably satisfactory to Buyer and Seller) to conduct a Transaction Screen with respect to each parcel of Fee Realty included in the Transferred Assets (except for any parcel designated by Buyer not to receive a Transaction Screen), which review shall be conducted in accordance with ASTM standards and shall be completed within 90 days following the execution of this Agreement. Upon completion of such Transaction Screen, such consultant shall deliver to Buyer and Seller a written report with respect thereto. Each party shall notify the other party in writing (the "Remediation Notice") within 10 days of learning of any potential material liabilities under any Environmental Laws with respect to a parcel of Fee Realty included in the Transferred Assets, but in no event later than the 10th day following receipt of the related Transaction Screen. Thereafter, Buyer shall determine whether to conduct additional environmental due diligence, including a Phase I Environmental Report, which shall be completed within 60 days of delivery of the Remediation Notice. If the estimated costs of remediation of such potential liabilities on such parcel (the "Remediation Costs") will exceed $400,000, Seller shall either effect such remediation or may instead elect to exclude either such parcel of Fee Realty or the Exchange to which such parcel of Fee Realty relates from the Transferred Assets, and Buyer and Seller shall in good faith reduce the Purchase Price accordingly. If, pursuant to the preceding sentence, Seller elects to exclude the parcel of Fee Realty, then, at Buyer's request, Seller shall grant to Buyer a long-term lease at an annual rental rate of $1.00 and otherwise in form and substance reasonably satisfactory to Buyer, for the use of such parcel (and Seller shall have no obligation to effect any remediation with respect to such parcel); provided that if Buyer is required to pay a higher rental rate for such leased parcel pursuant to or in connection with the granting of any Governmental Approval, the Purchase Price shall be decreased by the net present value of the aggregate lease payments, discounted at a rate of 8% per annum. If the environmental consultant conducting Buyer's additional environmental due diligence ("Buyer's Consultant") estimates that the Remediation Costs will exceed $400,000, Seller may elect to conduct its own additional environmental due diligence during the 60 day period following completion of Buyer's additional environmental due diligence, and if the environmental consultant conducting Seller's additional environmental due diligence ("Seller's Consultant") estimates that the Remediation Costs will be less than $400,000, Seller shall not be required to so remediate or exclude such parcel of Fee Realty or such Exchange unless Buyer elects to pursue an arbitration conducted as contemplated by Article 8 and the arbitrator estimates that the Remediation Costs will exceed $400,000.

      The costs of the Transaction Screens required by this Section shall be borne equally by Buyer and Seller, and the costs of any additional environmental due diligence (the scope of which shall be reasonably acceptable to Seller) shall be borne by the party conducting such additional due diligence. Buyer shall indemnify Seller for any liabilities or losses incurred by Seller as a result of any additional environmental due diligence conducted by Buyer.

            5.3.8. Cost Studies/NECA Matters.

                  (a) Prior to Closing. Seller agrees that, with respect to all revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Transferred Assets prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any maters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Local Switching Support ("LSS") and Telecommunications Relay Services funds.

                  (b)   From and After Closing.

                  (i) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC rules and regulations. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times a per-line amount of USF support received by Seller for the study area containing the Exchanges prior to the Closing Date. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36 and
Part 54, but will receive support in accordance with guidelines using forward-looking economic cost. Except as contemplated by clause (i) below, after the Closing Date, Buyer shall make its own filing in accordance with applicable FCC rules and regulations. Within a reasonable time after Buyer's written request and in any event at least 30 days prior to the NECA filing date, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Transferred Assets during the partial calendar year prior to the Closing Date and the prior calendar year and such reasonable assistance, at Buyer's expense, as required in connection with Buyer's preparation of necessary filings or submissions.

                  (ii) If Closing occurs within 30 days before the NECA filing date for the USF to be received in the subsequent calendar year, then Seller will include the Exchanges in its NECA filing for the subsequent calendar year. Buyer shall receive, in the subsequent calendar year, a pro rata share of USF Funds received by Seller, under Seller's methodology of computing USF, pursuant to applicable FCC rules and regulations; provided that in no event shall such sharing continue for more than 18 months after the Closing Date. The USF Funds due to Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date times the per-line amount of USF support received by Seller for the study area containing the Exchanges in the full calendar year subsequent to the Closing Date.

                  (iii) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (the "USAC") based on end-user retail revenues for the previous year generated by the Transferred Assets. The resulting Buyer's annual USF obligation for the Transferred Assets shall be prorated in proportion to the number of months in the year from and after the Closing Date.

                  (c) State USF. If Seller is entitled to receive any State USF Funds as of the Closing Date that include State USF Funds relating to the Exchanges, then Buyer shall receive a pro rata share of such State USF Funds received by Seller, under Seller's methodology of computing such State USF Funds, pursuant to the applicable State USF rules and regulations. The State USF Funds due Buyer shall be determined by multiplying the number of Access Lines served by the Exchanges on the Closing Date time the per-line amount of USF support received by Seller for the appropriate period. The resulting Buyer's annual State USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Such sharing of Seller's State USF Funds shall discontinue upon commencement of the first period for which Buyer is permitted to make its own State USF filings, and in no event shall such sharing continue for more than 18 months after the Closing Date. Seller shall cooperate with Buyer and provide such reasonable assistance, at Buyer's expense, as may be required in connection with Buyer's preparation of necessary State USF filings or submissions.

            5.3.9 Owned Real Property Transfers. Within 60 days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering Fee Realty. No later than 150 days following the date hereof, Seller shall deliver a preliminary title binder (on a standard form) to Buyer issued by a title insurance company reasonably acceptable to Buyer and a certified current survey (collectively, the "Title Commitment") with respect to all Fee Realty included in the Transferred Assets. Buyer shall, within 45 days following receipt of the Title Commitment for a parcel, deliver to Seller, in writing, any objections to any matters affecting any of the Fee Realty. In the event that Buyer fails to notify Seller as set forth above, such objections shall be deemed waived. If the Title Commitment indicates the existence of an Excessive Encumbrance, Seller shall, at its expense, cause such Excessive Encumbrance to be removed on or before the Closing Date or, with the prior written consent of Buyer, cause the title company to insure over each such Excessive Encumbrance. Seller shall provide the title company with such instructions, authorizations and affidavits at no cost to Seller as may be reasonably necessary for the title company to issue title policies, based on the most recent assessed value, to Buyer, dated as of the Closing Date, for all of the Fee Realty with so-called non-imputation endorsements. Buyer and Seller shall share equally the costs of the Title Commitments and the title policies. By no later than 45 days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering the Fee Realty included in the Title Commitment.

            5.3.10 IntraLATA Tolls. Buyer and Seller will use their best efforts to negotiate appropriate agreements and arrangements in order to satisfy the requirements of Section 7.1.9 at Closing.

                                   ARTICLE 6

                                  TERMINATION

      6.1 Termination By Buyer.

            6.1.1 If any condition precedent to Buyer's obligation to effect the Closing set forth in Section 3.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller.

            6.1.2 If any Governmental Approval contains any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a material adverse effect on the Business following the Closing Date, but only after Buyer has entered into good faith negotiations with Seller to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller; provided, however, that Buyer shall not be entitled to terminate this Agreement based on
(x) Buyer's failure to obtain increases in intrastate tariff rates above those then in effect, or (y) Buyer's being deemed a "successor" to Seller for any regulatory purposes.

            6.1.3 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Seller, and such misrepresentation or breach has not been cured within 30 days of Seller's receipt of Buyer's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Buyer, provided it is not in material breach hereof, may terminate this Agreement by written notice to Seller.

      6.2 Termination By Seller.

            6.2.1 If any condition precedent to Seller's obligation to effect the Closing set forth in Section 3.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.2 If any Governmental Approval contains terms or conditions unacceptable to Seller, in Seller's reasonable discretion, but only after Seller has entered into good faith negotiations with Buyer to amend this Agreement in light of such terms or conditions and no such amendment could be agreed upon, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer.

            6.2.3 If Buyer does not deliver the Letters of Credit within 15 business days of the date hereof or the Letters of Credit, in whole or in part, have been withdrawn or are no longer irrevocable.

            6.2.4 If there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Buyer, and such misrepresentation or breach has not been cured within 30 days of Buyer's receipt of Seller's notice of the same (or significant efforts have not been commenced to cure such misrepresentation or breach if it is not capable of being cured within such 30 days), Seller, provided it is not in material breach hereof, may terminate this Agreement by written notice to Buyer.

            6.2.5 If Buyer does not make the FCC filing described in the second to last sentence of Section 5.3.5 within 120 days of the date hereof.

      6.3 Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, (ii) the Closing shall not have occurred on or before September 30, 2001 through no fault of the terminating party, then either party may terminate this Agreement by written notice to the other.

      6.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, this Agreement shall thereafter become void, except as set forth in Section 1.4.1 and for the provisions of Sections 5.3.1 and 5.3.2 and Article 9, and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any breach of this Agreement, and
(ii) the obligations of the parties hereto set forth in Section 11.6 shall not be affected by a termination of this Agreement.

                                   ARTICLE 7

                             POST CLOSING MATTERS

      7.1 Post Closing. In order to effectuate an orderly transition in the provision of telecommunications services to customers in the Exchanges, Buyer and Seller agree to utilize the measures set forth below:

            7.1.1 Notice to Customers. Seller shall provide written notification, which notification shall be reasonably acceptable to Buyer, in its final bill to each customer affected by this Agreement, that Seller is no longer the customer's telecommunications provider and advising the customer of the name, address and telephone number of Buyer. Seller and Buyer shall agree upon appropriate service cut-off dates with respect to the Exchanges.

            7.1.2 Customer Deposits. The disposition of customer deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be delegated to a transition team. The intent of the parties to be carried out by the transition team is that, to the extent practicable and subject to the rules and orders of the State Regulatory Authorities, Seller shall retain all deposits for delinquent customers and the remaining deposits and advance payments for future services made to Seller by residential and business customers in the Exchanges shall be transferred to Buyer. Notwithstanding the foregoing, all deposits and advance payments for future services held by Seller under land development contracts or other similar construction arrangements as of the Closing Date shall be credited to Buyer at Closing.

            7.1.3 Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all readily available billing and service records for goods sold or services provided to customers of the Exchanges prior to Closing for so long as such records are required to be maintained by applicable law.

            7.1.4 Operator Services and Directory Assistance. Buyer acknowledges and agrees that, following the Closing, Buyer shall provide all subscriber list information gathered in its capacity as a provider of local exchange service on a timely and unbundled basis, under nondiscriminatory and reasonable rates, terms and conditions, to any person requesting such information for any lawful purpose in any format, including but not limited to Seller and its Affiliates. Buyer's listing information will be treated the same as Seller's end user listings for purposes of additional listings and dissemination of listings to directory publishers, directory assistance providers, or other third parties. Seller will incorporate listings information in all existing and future directory assistance applications developed by Seller. Buyer authorizes Seller to sell and otherwise make listings available to directory publishers, directory assistance providers, and other third parties. Listings shall not be provided or sold in such a manner as to segregate end users by carrier. Seller will not charge for updating and maintaining the listings database.

            7.1.5 Directory Publishing and 911 Emergency Services. Buyer shall continue to comply with the covenants set forth in Sections 5.1.4 and 5.1.5 following the Closing Date, as appropriate, to the extent necessary to accomplish the intent of such covenants.

            7.1.6 911 Emergency Services. In the event that Seller becomes obligated after the Closing Date to provide 911 emergency services with respect to any portion of the Business, Buyer shall provide Seller (at no cost to Seller) complete access to and use of the 911 Assets related to such 911 emergency services and shall enter into such agreements as Seller reasonably requests in order to facilitate the provision by Seller of such 911 emergency services and to provide for compensation to Seller at prevailing rates.

            7.1.7 Tariffs. Buyer agrees that for the six month period following the Closing Date it will adopt and maintain intrastate tariffs similar in all material respects to Seller's intrastate tariffs in effect for the Exchanges on the Closing Date, provided that such tariffs of Seller are substantially similar to Seller's tariffs in effect on the date of execution of this Agreement, except that Buyer's tariffs will reflect rate changes by Seller (x) made prior to Closing as required by an order of a State Regulatory Authority that has been issued prior to the date of this Agreement or (y) made prior to Closing to the extent such changes are substantially revenue neutral to the Exchanges.

            7.1.8 Access to Books and Records.

            (a) After the Closing, Seller will retain all books and records related to the Excluded Assets for so long as required by applicable law.

            (b) Subject to the terms of Section 7.1.3, after the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access during normal business hours, to books and records relating to the Business and the Transferred Assets, and will permit such persons to examine and copy such records (including any tax returns and related information, but not attorney or accountants work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 7.1.8.

            7.1.9 IntraLATA Toll. Buyer will (i) assume the retail toll carrier role and obligations for any end users in the Exchanges that are picked or defaulted to Seller for IntraLATA toll services or (ii) enter into agreements with other inter-exchange carriers to assume this role or to resell the toll services of an inter-exchange carrier to fulfill these obligations. Buyer will execute intraLATA toll access agreements with Seller establishing the process for the purchase of toll access from Seller by Buyer at the rates contained in Seller's access tariffs. Seller agrees that it will need to establish its own agreements with other telecommunications carriers for the purchase of toll access that may be routed over joint Seller/Buyer transport or tandem switch facilities (transit traffic). Buyer will cooperate with Seller and other carriers to measure and share data required to facilitate billing for such traffic. Buyer and Seller will establish a process by which Buyer will bill Seller for terminating IntraLATA toll access based on actual termination of Seller toll services to the Exchanges. Buyer and Seller will enter into a billing and collection agreement for the billing and collection of casual toll at a rate not to exceed $0.12 per message. Buyer and Seller shall establish meet point percentages for jointly provided toll access and file such meet points as required with Governmental Authorities.

            7.1.10 Extended Area Service. Buyer and Seller will enter into extended area service agreements as necessary.

            7.1.11 Transiting Toll Facilities. Concurrently with the Closing, Buyer shall grant to Seller the irrevocable right to use or Buyer shall lease to Seller, in either case for a term of 99 years, the portion of the transiting toll facilities, network facilities and associated electronic equipment included in the Property and relating to the Exchanges listed on Schedule 7.1.11 that is required by Seller for the conduct of any business conducted by Seller other than the Business. The consideration for such grant or lease shall be $1.00 and other consideration including the mutual covenants and agreements set forth in this Agreement. Within 90 days after the execution of this Agreement, Buyer and Seller shall apportion and assign the total capacity of such facilities and equipment for each Exchange listed on Schedule 7.1.11. The parties shall review such apportionment on an annual basis and make such changes to assignments as may be required. If any transiting toll facilities, network facilities and related electronic equipment that are Excluded Assets are located in any rights-of-way that are used in connection with the operation of the Business, then concurrently with the Closing, Buyer shall, to the extent possible, assign to Seller the right to use such right-of-way jointly with Buyer and appropriate joint use agreements in recordable form and otherwise reasonably acceptable to the parties shall be entered into at the Closing.

            7.1.12 Reinitialization Period. If the Reinitialization has not been approved at the time of the Closing, Buyer shall use its best efforts to obtain the Reinitialization.

                                   ARTICLE 8
                                  ARBITRATION

      8.1 Arbitrability. All claims, except and only to the extent such claims are those over which the State Regulatory Authorities have primary jurisdiction, by either party against the other arising out of or related in any manner to this Agreement or any of the Transferred Assets or the Transactions shall be resolved by arbitration as prescribed herein; provided, however, that either party shall be entitled to seek temporary or permanent injunction against any actual or threatened breach of Section 5.3.1 by the other party in any court of competent jurisdiction without the necessity for showing any actual damages. The Federal Arbitration Act and not state law will govern the arbitrability of all claims. Failure of either party to assert or pursue a mandatory claim or defense that must be asserted in litigation to avoid the loss of the right to assert such claim or defense shall not preclude that party from asserting any such claim or defense in arbitration proceedings hereunder.

      8.2 Rules. A single arbitrator engaged in the practice of law, who is knowledgeable about the telecommunications industry and telecommunications law, shall conduct the arbitration under the then-current commercial arbitration rules of the American Arbitration Association

("AAA"), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures. The arbitration shall be conducted in the AAA office in Denver, Colorado.

      8.3 Discovery; Damages; Expenses. Buyer and Seller shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall rule on unresolved discovery disputes. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, compensatory, punitive or exemplary damages or any other form of relief. Each party shall bear its own costs and attorneys' fees. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having personal jurisdiction. The non-prevailing party to the arbitration shall pay all of the fees and expenses of the arbitrator and the AAA, provided, however, that if the arbitrator deems Buyer and Seller to be equally prevailing or non-prevailing on the matters at issue, then the parties shall each pay one-half of the fees and expenses of the arbitrator and the AAA.

      8.4 Judicial or Administrative Action. If any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                                   ARTICLE 9

                                INDEMNIFICATION

      Section 9.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable counsel fees and costs and expenses ("Losses") arising out of or resulting from:

            (a) any representations and warranties made by Seller in the Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed upon or prior to the Closing;

            (c) any breach or default by Seller in the performance of its covenants, agreements or obligations under this Agreement required to be performed after the Closing; and

            (d) all liabilities and obligations arising out of or relating to the operation of the Exchanges prior to the Closing, including without limitation the Retained Liabilities.

      Section 9.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

            (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

            (b) any breach or default by Buyer in the performance of its covenants, agreements or obligations under this Agreement;

            (c) all liabilities and obligations arising out of or relating to the operation of the Exchanges after the Closing, including without limitation the Assumed Liabilities;

            (d) without limitation of the foregoing, violation of Environmental Laws, to the extent such liability is an Assumed Liability or arises out of or relates to the operation of the Exchanges after the Closing; and

            (e) liability of Seller arising after Closing with respect to Buyer's failure to enter into or perform interconnection agreements in or directly related to the Exchanges.

      Section 9.3 Indemnified Third Party Claim.

            (a) If any person (including State Regulatory Authorities) not a party to this Agreement ("Person") shall make any demand or claim or file or threaten to file or continue any action, suit or proceeding of any kind ("Third Party Claim") with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 9.1 or 9.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide such access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the later in providing the requested assistance.

            (c) With regard to litigation with any Person for which Buyer or Seller is entitled to indemnification under Sections 9.1 or 9.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of any judgment, writ, order, injunction, award or decree of any court, the FCC or any State Regulatory Authorities ("Judgment") against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 9.3(a).

      Section 9.4 Determination of Indemnification Amounts and Related Matters.

            (a) Neither Buyer nor Seller will be entitled to make a claim against the other under Section 9.1(a) or (b) or 9.2(a) or (b) until (i) the aggregate amount of Losses incurred by the Indemnitee for any individual occurrence (or related series of occurrences) exceeds $50,000 and (ii) in the case of Losses under Section 9.1(a) (except for Losses due to a breach of the representations of Seller contained in Section 4.2.15) or 9.1(b) the aggregate amount of claims that may be asserted for such Losses, together with all other claims for Losses asserted under Section 9.1(a) or 9.1(b) under each of the Multi-State Exchange Purchase Agreements, exceed an amount equal to 1% of the aggregate of the Purchase Prices (as defined in each Multi-State Exchange Purchase Agreement) for the transactions contemplated by the Multi-State Exchange Purchase Agreements, to the extent actually paid to Seller, but only to the extent such amount exceeds such aggregate of the Purchase Prices.

            (b) Notwithstanding any other provision of this Agreement, (i) Seller shall not be required to make any payments pursuant to Section 9.1(a),
(b) or (c) to the extent that the Maximum Adjustment Amount shall have been reached, and (ii) Buyer shall not be required to make any payments pursuant to
Article 9 in excess of an amount equal to 3% of the Purchase Price.

            (c) Subject to Section 9.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 9.1 and 9.2 shall be payable by the Indemnitor as incurred by the Indemnitee and will include interest at the rate of 8% per annum from the date that the related Losses were incurred through but not including the date the payment is made.

      Section 9.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations and warranties of Buyer and Seller, and the covenants to be performed by them on or prior to the Closing Date, in this Agreement shall survive Closing for a period of one year, except that the representations of Seller contained in Section 4.2.15 shall survive Closing for a period of 15 months and the representations and warranties contained in the first sentence of Section 4.2.3 shall survive Closing indefinitely (the "Survival Period"). Neither Seller nor Buyer shall have any liability under Sections 9.1 or 9.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                  ARTICLE 10

                              CERTAIN DEFINITIONS

      10.1 Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

      "Access Line" means a telephone line operating on the public switched telephone network that runs from a central office to a customer's premises.

      "Accounts Receivable" means all end user accounts receivable with respect to goods sold and/or services provided by Seller on or prior to the Closing Date.

      "Affiliate" of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term "control" (including "controlling", "controlled by" and "under common control with") of an entity means the possession, directly or indirectly, of the power to (i) vote 50% of more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.

      "Aggregate Adjustment Amount" means the aggregate amount that Seller has paid or spent, or committed to pay or spend, pursuant to (i) purchase price decreases pursuant to section 1.4.3(b) of each of the Multi-State Exchange Purchase Agreements, (ii) payments or purchases pursuant to section 5.2.11(a) of each of the Multi-State Exchange Purchase Agreements, and (iii) payments with respect to indemnification claims under Section 9.1(a), (b) or (c) of each of the Multi-State Exchange Purchase Agreements.

      "Agreement" means this Agreement for Purchase and Sale of Telephone Exchanges, together with all Schedules and Exhibits thereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

      "Authorities" means (i) the construction permits, licenses or authorizations granted by the FCC to Seller and used to develop and operate the Systems; and (ii) the licenses or certificates of convenience and necessity granted by the State Regulatory Authorities to operate the Systems.

      "Communications Act" means the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, which are in effect at the date of this Agreement.

      "Confidential Information" means any and all technical, business or financial information, in whatever form or medium, furnished or disclosed by or on behalf of one party to the other or its representatives, irrespective of the form of communication, including but not limited to, product and service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data and personnel statistics, and shall also include notes, analyses, compilations, studies, interpretations or other documents prepared by it or its representatives that contain, reflect or are based upon, in whole or in part, other Confidential Information. For purposes of this Agreement, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed Confidential Information of the disclosing party unless otherwise specifically indicated in writing to the contrary.

      "Encumbrances" means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, (iii) governmental conditions and restrictions under the Authorities, (iv) with respect to Realty, recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and similar encumbrances of record and matters that would be shown by an accurate survey or inspection of such property, and other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of such Realty to which such defect or irregularity in title relates, and (v) with respect to the Transferred Assets other than Realty, other minor defects and irregularities in title that in the aggregate do not interfere in any material respect with the conduct of the Business or the value, use or marketability of the Transferred Assets to which such defect or irregularity in title relates.

      "Environmental Laws" means all federal, state and local laws, statutes, rules, regulations and ordinances (including common law), and all court or administrative decisions, orders, policies or guidelines, now or hereafter in effect relating to the environment, public health (including fire or building safety), occupational safety, industrial hygiene, or the generation, disposal, manufacture, release, storage, transportation or presence of Hazardous Materials, including without limitation the National Environmental Policy Act and mandated environmental assessments, Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, and the regulations promulgated under any such acts or any permits issued thereunder.

      "Excessive Encumbrance" has the meaning set forth in Section 3.1.11.

      "Excluded Assets" means (a) all cash, cash-equivalents, Accounts Receivable and carrier access bills to interexchange carriers for minutes, messages and other applicable charges through the

Closing Date; (b) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto; (c) all books and records that Seller is required by law to retain or that relate primarily to internal corporate matters; (d) all claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; (e) any pension, profit sharing or employee benefit plans; (f) any assets, interests or property of Seller used in the operation of any business conducted by Seller other than the Business, those including shared data processing, billing and collections systems and related software; (g) the name U S WEST and all similar names and related marks and logos used or owned by Seller or its Affiliates and any other names, marks and logos not specifically identified as being included in the Transferred Assets; (h) all portable office equipment, test equipment and generators other than included in the Transferred Assets; (i) all motor vehicles used in the operation of any business conducted by Seller other than the Business and associated motor vehicle general stock; (j) all materials, supplies and tools other than those included in the Transferred Assets; (k) all FCC licenses for air-to-ground, cellular or paging services held by Seller or any Affiliate of Seller other than those FCC radio licenses necessary to operate the Business; (l) all maintenance radio equipment and antennas other than those included in the Transferred Assets; (m) all assets relating to Yellow Pages or classified directory advertising activities of Seller or any Affiliate of Seller, (n) all transiting toll facilities, network facilities and associated electronic equipment used in their entirety by Seller solely in the operations of any business conducted by Seller other than the Business and containing no capacity for use in the conduct of the Business and related rights-of-way; and
(o) all rights of Seller or any Affiliate of Seller under the Transaction Agreements.

      "Final Order" means action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action has been granted by a governmental or regulatory authority; (iii) the governmental or regulatory authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal by a third party to a court, or a request to stay by a court, of any material provision of the Governmental Authority's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "FCC" means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Approval" means the issuance on the release date of the FCC public notice of the FCC's grant of consent to the assignment of the FCC Authorities and the grant of any study area waiver request submitted by Buyer related thereto, but excluding the Reinitialization.

      "Fee Realty" means all real property owned by Seller in fee simple and located inside the boundaries of the Exchanges, including without limitation tower sites or antenna sites.

      "Governmental Authority" means any United States, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

      "Hazardous Material" means (a) all chemicals, materials and substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words or similar import under any Environmental Law, and (b) any other chemicals, materials or substances, including without limitation any polychlorinated biphenyl, petroleum or any chemical fraction thereof, asbestos, formaldehyde, flammables, explosives, and PCBs which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of any of the Transferred Assets, or constitute or cause a health, safety or environmental hazard to the any of the Transferred Assets or to any person or require remediation at the behest of any state or local governmental agency under any Environmental Law.

      "Interests" means all rights, privileges, benefits and interests under all contracts, agreements, consents, licenses, permits or certificates (except those included as Authorities and Realty), including agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein; equipment leases; agreements with suppliers, customers and subscribers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements, in each case, used or owned primarily in connection with the Business.

      "Maximum Adjustment Amount" means an Aggregate Adjustment Amount equal to the product of (i) the aggregate number of access lines in the telephone exchanges purchased pursuant to the Multi-State Exchange Purchase Agreements on the closing date of each purchase thereunder multiplied by (ii) $50.00, it being understood and agreed by the parties that (x) the Maximum Adjustment Amount shall be preliminarily calculated at the Closing assuming that any Multi-State Exchange Purchase Agreement that has not closed or been terminated on or before the Closing Date shall, for purposes of such preliminary calculation, be deemed to have closed on the Closing Date, and (y) on the date of closing or termination of the last of Multi-State Exchange Purchase Agreement to have been closed or terminated, the Maximum Adjustment Amount shall be finally calculated and any resulting payments required to be made by Seller or refunds required to be made by Buyer shall be taken into account in determining the amount of funds to be paid by Seller at such Closing or to be paid by Seller or refunded by Buyer upon such termination, as the case may be.

      "Multi-State Exchange Purchase Agreements" means the Agreements for Purchase and Sale, including this Agreement, entered into between Buyer, or any Affiliate of Buyer, and Seller with respect to the purchase of Seller's rights to provide and operate wireline telecommunications and related non-tariffed or non-regulated wireline services and related assets in the following states:
Arizona, Colorado, Nebraska, North Dakota, Minnesota, Iowa, Idaho, Montana and Wyoming.

      "911 Assets" means all circuits, facilities and customer information used by Seller in providing 911 emergency services in connection with the operation of the Business.

      "Operating Contracts" means all contracts, agreements and instruments (and all amendments and modifications thereto) entered into by Seller in the ordinary course of the Business prior to the date hereof, including without limitation all real property leases, documentation related to the Interests and interconnection agreements to the extent that Buyer is required to perform such obligations by applicable law or as a condition to obtaining any Governmental Approvals, and all such contracts, agreements and instruments entered into by Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date.

      "Property" means all of Seller's physical facilities and other tangible assets used primarily in the Business that are in Seller's plant in service accounts in accordance with Part 32 of the FCC Uniform System of Accounts, including all transiting toll facilities, network facilities and associated electronic equipment located within the boundaries of an Exchange and not included as Excluded Assets, which facilities and equipment shall be subject to the arrangements set forth in Section 7.1.11.

      "Reinitialization" means the implementation of the interstate access rates pursuant to the reinitialization of the Price Cap Index ("PCI") applicable to the approved new study area to reflect the underlying cost structure associated with the Exchanges.

      "Realty" means the Fee Realty together with all rights, privileges and appurtenances owned by Seller inside the boundaries of the Exchanges that are a burden upon, a benefit of, or otherwise related to the Fee Realty, including without limitation all structures, buildings, easements, servitudes, licenses, leasehold improvements, building improvements, fixtures, rights-of-way and other similar interests owned by Seller and used in the Business.

      "Records" means all records, including copies (or the originals at Seller's election) of all outside plant records, all central office equipment records, all open end-user customer account records, all service records kept in the ordinary course of the Business which identify and describe the customers being served by Seller in the Exchanges, the service that is being provided to such customers, and those records which identify and describe the physical property (including but not limited to cables, wires and central office equipment) included in the Transferred Assets.

      "Seller's Knowledge" means the actual knowledge of Paul Lit after due inquiry and any senior manager specifically charged with operational responsibility for the Exchanges concerning information about which Seller is making a representation in this Agreement.

      "State Regulatory Approvals" means the issuance of the required consents or approvals of the State Regulatory Authorities with respect to the assignment of the Authorities to Buyer and the designation of Buyer as an eligible telecommunications carrier for the Exchange.

      "State Regulatory Authorities" means the public utility commissions or similar state governmental authorities in the states in which the Exchanges are located and, where applicable, municipal authorities that have granted operating authorities with respect to the Exchanges.

      "Systems" means, as the context requires, Seller's service delivery components in the Exchanges, including without limitation all equipment, facilities, assets, properties, licenses, permits, certificates of public convenience and necessity and other rights and authorities and related technical knowledge and information, used in the conduct of the Business within the particular Exchange.

      "Transactions" means the purchase and sale of the Transferred Assets as contemplated by the Agreement and all other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, "Transaction Documents" means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.

      "Transferred Assets" means all of Seller's right, title and interest in and to the Authorities, the Interests, the 911 Assets, the Property, the Realty, the Records and all goodwill associated with the Business as existing on the Closing Date, but excluding the Excluded Assets.

                                  ARTICLE 11

                                    GENERAL

      11.1 Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested, courier or facsimile. Notice shall be deemed to have been duly given on (i) the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid or (ii) if delivered by courier service or facsimile, upon actual receipt as evidenced by the appropriate confirmation sheet. Notices shall be sent as follows:

            If to Seller:     U S WEST Communications, Inc.
                              1801 California Street, Suite 5100
                              Denver, Colorado 80202
                              Attention: Law Department, Strategic
                                    Transactions Group
                              Facsimile: (303) 308-0835

            with a copy (which shall not constitute notice) to:

                              Brownstein Hyatt & Farber, P.C.
                              410 Seventeenth Street, Suite 2200
                              Denver, Colorado 80202
                              Attention: Jeffrey M. Knetsch
                              Facsimile: (303) 223-1111

            If to Buyer:      Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: Donald P. Weinstein
                              Facsimile: (203) 614-4625

            with a copy (which shall not constitute notice) to:

                              Citizens Utilities Company
                              High Ridge Park
                              Stamford, Connecticut 06906
                              Attention: L. Russell Mitten, II., Esq.
                              Facsimile: (203) 614-4651

                             and

                              Fleischman and Walsh, L.L.P.
                              1400 Sixteenth Street, N.W.
                              Sixth Floor
                              Washington, DC 20036
                              Attention: Jeffry L. Hardin
                              Facsimile: (202) 387-3467

      11.2 Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party's right to enforce that provision, or of a party's right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.

      11.3 Commissions. Each party represents and warrants that no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transactions based on arrangements made by such party for which the other party could have any liability.

      11.4 Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated. Notwithstanding the foregoing, all transfer fees payable in connection with the assignment of permits or rights-of-way shall be borne by Buyer.

      11.5 Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

      11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties.

      11.7 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.

      11.8 Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning party, which consent may be withheld in such party's sole discretion; provided, however, that (i) Buyer may, without the prior consent of Seller but without relieving Buyer of its obligations hereunder, assign its rights under this Agreement to any Affiliate or lender, and (ii) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the Transactions as a 1031 Transaction.

      11.9 Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.

      11.10 Seller's Control Over Authorized Facilities. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the authorized facilities of the Business prior to the actual transfer of control of those facilities hereunder to the Buyer as approved by the FCC and the State Regulatory Authorities.

      11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

      11.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

      11.13 Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      11.14 No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.

      11.15 Integration. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. Except as provided in Section 5.1.4 hereof, this Agreement is not made for the benefit of any person, firm, corporation or association other than the parties hereto. Except as provided in Section 5.1.5 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                                   * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date first above written.

                                    BUYER:

                                    CITIZENS UTILITIES COMPANY

                                    By:
                                       --------------------------------
                                       Leonard Tow
                                       Chairman and Chief Executive Officer

                                    SELLER:

                                    U S WEST COMMUNICATIONS, INC.

                                    By:
                                       ---------------------------------
                                       Solomon D. Trujillo
                                       President and Chief Executive Officer